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                      WESTERN PUBLISHING GROUP, INC.



          ---------------------------------------------------------


                   AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of May 31, 1994


          ---------------------------------------------------------



                                FLEET BANK,
                                 as Agent



          ---------------------------------------------------------



                           THE BANK OF NEW YORK,
                                as Co-Agent


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
                             TABLE OF CONTENTS



This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                       Page
                                                                       -----

Section 1.  Definitions and Accounting Matters . . . . . . . . . . . . .  1
     1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . .  1
     1.02.  Accounting Terms and Determinations. . . . . . . . . . . . . 14
     1.03.  Types of Loans and Commitments . . . . . . . . . . . . . . . 15

Section 2.  Commitments. . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.01.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.02.  Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.03.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . 16
     2.04.  Changes of Commitments; Mandatory Prepayments. . . . . . . . 21
     2.05.  Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . 22
     2.06.  Lending Offices. . . . . . . . . . . . . . . . . . . . . . . 22
     2.07.  Several Obligations; Remedies Independent. . . . . . . . . . 22
     2.08.  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     2.09.  Prepayments of Loans . . . . . . . . . . . . . . . . . . . . 23

Section 3.  Payments of Principal and Interest . . . . . . . . . . . . . 24
     3.01.  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . 24
     3.02.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 24

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. . . . . . . 24
     4.01.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     4.02.  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . 25
     4.03.  Computations . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.04.  Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . 26
     4.05.  Certain Notices. . . . . . . . . . . . . . . . . . . . . . . 26
     4.06.  Non-Receipt of Funds by the Agent. . . . . . . . . . . . . . 27
     4.07.  Sharing of Payments, Etc . . . . . . . . . . . . . . . . . . 27

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . . . . . . . 28
     5.01.  Additional Costs . . . . . . . . . . . . . . . . . . . . . . 28
     5.02.  Additional Costs in Respect of Letters of Credit . . . . . . 30
     5.03.  Option to Replace Banks. . . . . . . . . . . . . . . . . . . 30

Section 6.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . 32
     6.01.  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . 32
     6.02.  Additional Conditions. . . . . . . . . . . . . . . . . . . . 34

Section 7.  Representations and Warranties . . . . . . . . . . . . . . . 35
     7.01.  Corporate Existence. . . . . . . . . . . . . . . . . . . . . 35
     7.02.  Financial Condition. . . . . . . . . . . . . . . . . . . . . 35
     7.03.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 35
     7.04.  No Breach.   . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.05.  Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.06.  Approvals.   . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.07.  Use of Loans.  . . . . . . . . . . . . . . . . . . . . . . . 36
     7.08.  ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.09.  Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     7.10.  Investment Company Act.  . . . . . . . . . . . . . . . . . . 37
     7.11.  Public Utility Holding Company Act.  . . . . . . . . . . . . 37
     7.12.  Credit Agreements.   . . . . . . . . . . . . . . . . . . . . 37
     7.13.  Hazardous Materials.   . . . . . . . . . . . . . . . . . . . 37
     7.14.  Subsidiaries, Etc.   . . . . . . . . . . . . . . . . . . . . 40
     7.15.  No Offsets, Etc.   . . . . . . . . . . . . . . . . . . . . . 41

Section 8.  Covenants of the Company.  . . . . . . . . . . . . . . . . . 41
     8.01.  Financial Statements.  . . . . . . . . . . . . . . . . . . . 41
     8.02.  Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.03.  Existence, Access, Etc.  . . . . . . . . . . . . . . . . . . 44
     8.04.  Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.05.  Prohibition of Fundamental Changes.  . . . . . . . . . . . . 45
     8.06.  Limitation on Liens.   . . . . . . . . . . . . . . . . . . . 46
     8.07.  Indebtedness.  . . . . . . . . . . . . . . . . . . . . . .   48
     8.08.  Investments.   . . . . . . . . . . . . . . . . . . . . . . . 48
     8.09.  Dividend Payments.   . . . . . . . . . . . . . . . . . . . . 49
     8.10.  Leverage Ratio.  . . . . . . . . . . . . . . . . . . . . . . 50
     8.11.  Tangible Net Worth.  . . . . . . . . . . . . . . . . . . . . 50
     8.12.  Interest Coverage Ratio.   . . . . . . . . . . . . . . . . . 50
     8.13.  Lines of Business.   . . . . . . . . . . . . . . . . . . . . 50
     8.14.  Transactions with Affiliates.  . . . . . . . . . . . . . . . 51
     8.15.  Use of Proceeds.   . . . . . . . . . . . . . . . . . . . . . 51
     8.16.  Limitation on Payment Restrictions Affecting
            Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . 51
     8.17.  Clean-Down . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.18.  Cash Flow. . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.19.  Loans Outstanding. . . . . . . . . . . . . . . . . . . . . . 52
     8.20.  Capital Expenditures . . . . . . . . . . . . . . . . . . . . 54
     8.21.  Guarantee and Pledge . . . . . . . . . . . . . . . . . . . . 54

Section 9.  Events of Default.   . . . . . . . . . . . . . . . . . . . . 54

Section 10.  The Agent and Co-Agent. . . . . . . . . . . . . . . . . . . 58
     10.01.  Appointment, Powers and Immunities.   . . . . . . . . . . . 58
     10.02.  Reliance by Agent and Co-Agent. . . . . . . . . . . . . . . 59
     10.03.  Defaults.   . . . . . . . . . . . . . . . . . . . . . . . . 59
     10.04.  Rights as a Bank.   . . . . . . . . . . . . . . . . . . . . 59
     10.05.  Indemnification.  . . . . . . . . . . . . . . . . . . . . . 60
     10.06.  Non-Reliance on Agent, Co-Agent and Other
             Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     10.07.  Failure to Act.   . . . . . . . . . . . . . . . . . . . . . 61
     10.08.  Resignation or Removal of Agent or Co-Agent.  . . . . . . . 61

Section 11.  Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . 62
     11.01.  Waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . 62
     11.02.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . 62
     11.03.  Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . 62
     11.04.  Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . 63
     11.05.  Successors and Assigns.   . . . . . . . . . . . . . . . . . 64
     11.06.  Assignments and Participations. . . . . . . . . . . . . . . 64
     11.07.  Survival.   . . . . . . . . . . . . . . . . . . . . . . . . 66
     11.08.  Captions.   . . . . . . . . . . . . . . . . . . . . . . . . 66
     11.09.  Counterparts.   . . . . . . . . . . . . . . . . . . . . . . 66
     11.10.  Governing Law; Submission to Jurisdiction.  . . . . . . . . 66
     11.11.  Waiver of Jury Trial.   . . . . . . . . . . . . . . . . . . 67
     11.12.  Confidentiality.  . . . . . . . . . . . . . . . . . . . . . 67

            AMENDED AND RESTATED CREDIT AGREEMENT



          AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 31, 1994, among: WESTERN PUBLISHING GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the banks that is a signatory hereto or which, pursuant to Section 11.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); FLEET BANK, a New York bank, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"); and THE BANK OF NEW YORK, a New York bank, as co-agent for the Banks (in such capacity, together with its successors in such capacity, the "Co-Agent").

          The Banks have extended credit to the Company by making loans and by issuing (or acquiring participations in) letters of credit under the Credit Agreement dated as of November 12, 1992, among the Company, the Banks, the Agent and the Co-Agent, as amended (the "Old Credit Agreement"). The Company, the Banks, the Agent and the Co-Agent desire to amend and restate in its entirety the Old Credit Agreement pursuant to this Agreement. Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.

          1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean any Person which directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and the Company and its Subsidiaries shall not be deemed to be Affiliates of each other.

          "Applicable Margin" shall mean a rate per annum equal to 1.00%; provided, however, that if the aggregate principal amount of outstanding Facility B Loans at any time exceeds $100,000,000, the Applicable Margin shall be increased to 2.00% per annum with respect to Facility B Loans in principal amount equal to the amount by which such aggregate principal amount of Facility B Loans outstanding exceeds $100,000,000. The Applicable Margin shall be increased by 0.50% per annum above the margins specified above for the period (if any) from the earlier of (a) the thirtieth day after the Disposition of the assets of the Games and Puzzles division of Western, and (b) September 30, 1994, until the date on which (i) Western issues a guarantee of all of the Company's obligations to the Banks, the Agent and the Co-Agent hereunder, in substantially the form set forth as Exhibit B to this Credit Agreement and (ii) the Company shall have pledged for the ratable benefit of the Banks and the holders (the "Holders") of the Company's 7.65% Debentures due 2002 (the "Debentures"), all of the issued and outstanding capital stock of Western.

          "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds Rate for such day plus 0.50% per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect on the Business Day on which such change in the Base Rate is effective.

          "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

          "Capital Expenditures" shall mean all payments for or Indebtedness incurred in connection with fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

          "Capital Lease Obligations" shall mean, for any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Flow" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before income taxes, Interest Expense and extraordinary and unusual items and without deducting any commitment fees payable pursuant to Section 2.05(b) hereof, the amendment fee payable pursuant to
Section 6.01(h) hereof or the fees and expenses payable pursuant to 6.01(i) or Section 11.03 hereof) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

          "Closing Date" shall mean the date upon which the conditions precedent to the effectiveness hereof set forth in
Section 6 hereof have been satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute of the United
States.

          "Commitment" shall mean as to each Bank, the Facility A
Commitment, Facility B Commitment or Letter of Credit Commitment of such Bank, all of which for each Bank are collectively referred to herein as the "Commitments".

          "Commitment Percentage" shall mean, with respect to any Bank, the ratio of (a) the amount of the Commitments of such Bank to (b) the aggregate amount of the Commitments of all of the Banks.

          "Commitment Termination Date" shall mean the last
Business Day of May, 1995.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "Disposition" shall mean, with respect to any Person, any sale, assignment, transfer or other disposition by such Person of any tangible or intangible assets (but excluding any inventory or Permitted Investments or other assets, including obsolete or worn-out equipment, sold or disposed of in the ordinary course of business), whether now owned or hereafter acquired.

          "Dividend Payment" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding (i) dividends payable solely in shares of common stock of the Company (or in warrants, options or similar rights to acquire shares of common stock of the Company), (ii) dividends on and mandatory redemptions of the Company's presently outstanding Series A Preferred Stock, (iii) any dividends (in cash, property or obligations) on or other payments or distributions on account of any class of stock of any Subsidiary of the Company and (iv) the purchase, redemption or retirement of any shares of any class of capital stock of the Company made with the proceeds of a concurrent or substantially concurrent sale of other shares of the capital stock of the Company.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "Environmental Claim" shall mean any written notice, claim, demand or other communication, or any oral notice, claim, demand or other communication of which the Company has knowledge, alleging or asserting liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment of any Hazardous Material at any location or
(b) any violation or alleged violation of any Environmental Law.

          "Environmental Laws" shall mean any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, codes, injunctions or other governmental restrictions, requirements or prohibitions relating to the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. Environmental Laws does not include the Occupational Safety and Health Act of 1970 or similar state statutes.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.


          "Event of Default" shall have the meaning assigned to such term in Section 9 hereof.

          "Facility A Commitment" shall mean, as to each Bank, the obligation of such Bank to make Facility A Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Facility A Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof). On the date hereof, the aggregate amount of the Facility A Commitments is $15,000,000.

          "Facility A Loans" shall mean loans provided for by
Section 2.01 hereof which are specified by the Company pursuant to Section 4.05 to be Facility A Loans, subject to the provisions of Sections 2.01 and 2.09 hereof.

          "Facility A Notes" shall mean the promissory notes evidencing the Facility A Loans as provided for in Section 2.08 hereof.

          "Facility B Commitment" shall mean, as to each Bank, the obligation of such Bank to make Facility B Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Facility B Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof). On the date hereof, the aggregate amount of the Facility B Commitments is $115,000,000 (subject to the limitations on the availability thereof set forth in Section 2.01).

          "Facility B Loans" shall mean loans provided for by
Section 2.01 hereof which are specified by the Company pursuant to Section 4.05 to be Facility B Loans, subject to the provisions of Sections 2.01 and 2.09 hereof.

          "Facility B Notes" shall mean the promissory notes evidencing the Facility B Loans as provided for in Section 2.08 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent.

          "Fleet" shall mean Fleet Bank.

          "GAAP" shall mean generally accepted accounting principles applied in the manner set forth in Section 1.02 hereof.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement on other than ordinary commercial terms to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business and obligations in connection with the relocation of employees. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Hazardous Material" shall mean, collectively, any pollutant, contaminant, toxic substance, hazardous waste, hazardous material or hazardous substance, including without limitation, petroleum, crude oil or fractions thereof, as those terms are defined in (i) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., (ii) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., or
(iii) any other applicable federal or state Environmental Law.

          "Indebtedness" shall mean, for any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property (other than inventory or intellectual property sold in the ordinary course of business and consistent with such Person's customary trade practices) to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred in the ordinary course of business and consistent with such Person's customary trade practices; (c) Indebtedness of another Person secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) payment obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Cash Flow for such period to (b) Interest
Expense for such period.

          "Interest Expense" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) all commissions, fees, discounts and other expenses accrued during such period (whether or not actually paid during such period) in respect of standby letters of credit (but not commercial letters of credit) and bankers' acceptances plus (c) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such purchase of property made in the ordinary course of business which is consistent with such Person's customary trade practices), excluding real estate security deposits made in the ordinary course of business, advances to employees, obligations in connection with relocating employees and advances to vendors of such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Issuing Bank" shall mean the Agent or any other Bank (or, with the reasonable consent of the Agent and the consent of the Company, a bank affiliate of a Bank) that has agreed with the Company to act as an issuer of Letters of Credit under Section
2.03 hereof, together with their respective successors and assigns in such capacity.

          "Knowledge" shall mean only matters as to which any officer of the Company has actual knowledge, and shall not include matters which are not actually known by any officer.

          "Lending Office" shall mean, for each Bank, the "Lending Office" of such Bank designated on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans are to be made and maintained.

          "Letter of Credit" shall have the meaning assigned to such term in Section 2.03 hereof.

          "Letter of Credit Commitment" shall mean, as to each Bank, the obligation of such Bank to issue (or acquire participations in) Letters of Credit in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Letter of Credit Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof). On the date hereof, the aggregate amount of the Letter of Credit Commitments is $10,000,000.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, such Letter of Credit, any amendments thereto, any documents delivered thereunder, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under a Letter of Credit and such Bank's rights and interests in the related Reimbursement Obligations and fees, interest and other amounts payable in connection with such Letter of Credit and such Reimbursement Obligations.

          "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Bank (other than the Issuing Bank for such Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under
Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Banks other than the Issuing Bank of their participation interests under said Section 2.03.

          "Leverage Ratio" shall mean, at any time, the ratio of Total Indebtedness to Tangible Net Worth at such time.

          "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.

          "Loan Documents" shall mean this Agreement, the Pledge Agreement, the Subsidiary Guarantee, the Subsidiary Note, the Subsidiary Security Agreement and all other agreements, instruments and documents, including, without limitation, security agreements, notes, guaranties, releases, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements, and all other writings, now or hereafter executed by or on behalf of the Company or any Subsidiary of the Company and delivered to Agent or the Banks pursuant to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

          "Loans" shall mean, collectively, the Facility A Loans and the Facility B Loans.

          "Majority Banks" shall mean Banks holding more than 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans and Letter of Credit Liabilities, or, if no Loans or Letter of Credit Liabilities are outstanding, Banks having more than 66-2/3% of the aggregate amount of the Commitments; provided that for such purpose there shall be excluded any Commitments, Loans and Letter of Credit Liabilities directly or indirectly held by the Company or any of its Affiliates (other than a financial institution not a Subsidiary of the Company) following an assignment or participation as contemplated by Section 11.06 hereof.

          "Margin Stock" shall mean margin stock within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the validity or enforceability against the Company of this Agreement or the Notes, (c) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or (d) the Company's ability to pay when due other amounts payable in connection therewith.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Notes" shall mean, collectively, the Facility A Notes and the Facility B Notes.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean, for any Person:
(a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits with, or certificates of deposit issued by, or bankers' acceptances of, any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $100,000,000 or of any bank of recognized international standing having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper having the highest credit rating from Standard & Poor's Corporation or Moody's Investors Service, Inc. and maturing not more than 270 days from the date of acquisition thereof by such Person; (d) investments in shares of money market mutual funds having assets in excess of $2,000,000,000 and which invest solely in obligations of the type described in clauses (a), (b) and (c) above; (e) repurchase obligations fully secured by investments of the type described in clauses (a), (b), (c) or (d) above; and (f) securities secured by standby letters of credit issued by banks or trust companies referred to in clause (b) of this definition and having a maturity of not more than one year.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee pension plan as defined in Section 3(2) of ERISA established or maintained by the Company or any ERISA Affiliate and which is covered by ERISA.

          "Pledge Agreement" shall mean that certain Pledge
Agreement dated as of even date herewith, by the Company in favor of the Agent, in substantially the form attached hereto as Exhibit C.

          "Post-Default Rate" shall mean (x) in respect of any principal of or interest on any Loan or any Reimbursement Obligation or any commitment fee or Letter of Credit issuance fee that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.00% above the Base Rate plus the Applicable Margin, each as in effect from time to time, and (y) in respect of any other amount payable under this Agreement or any Note that is not paid when due, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the Base Rate plus the Applicable Margin, each as in effect from time to time.

          "Prime Rate" shall mean the rate of interest from time to time announced by Fleet at the Principal Office, or any successor Agent at its principal office, as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of the Agent and Fleet, presently located at 56 East 42nd Street,
New York, New York 10017 or the principal office of any successor
Agent.

          "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal
Reserve System (or any successor), as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) applying generally to a class of banks including such Bank, or the adoption or making after such date of any interpretation, directive or request applying generally to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or which may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the relevant Issuing Bank in respect of any drawings under a Letter of Credit.

          "Release" shall mean any "release" as such term is defined in 42 U.S.C. Section 9601(22).

          "Significant Subsidiary" shall mean, at any time, a Subsidiary whose assets at such time exceed 10% of the assets of the Company and its Subsidiaries (on a consolidated basis).

          "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which more than 50% of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly-Owned Subsidiary" shall mean any such corporation, partnership or other entity of which all of such securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Subsidiary Guarantee" shall mean the Guarantee
Agreement dated as of December 13, 1993, made by Western in favor of the Banks and the Agent.

          "Subsidiary Note" shall mean that certain promissory
note in substantially the form attached hereto as Exhibit D, dated of even date herewith, issued by Western to the Company and pledged to the Agent pursuant to the Pledge Agreement, which evidences the advances by the Company to Western from time to time of all of the proceeds of Facility A Loans made hereunder, as required by Section 2.01 hereof.

          "Subsidiary Security Agreement" shall mean that certain Security Agreement in substantially the form attached hereto as Exhibit E, dated as of even date herewith, between Western and the Company, pursuant to which Western has granted to the Company a security interest in all of its accounts receivable and inventory to secure its obligations under the Subsidiary Note.

          "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with
GAAP), of the following:

          (a) the amount of capital stock (whether preferred or common), plus

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), plus

          (c)  the amount of negative goodwill, minus

          (d) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense and any write-up in the book value of assets resulting from a revaluation thereof subsequent to February 1, 1992.

          "Total Indebtedness" shall mean, as at any date, the aggregate amount of Indebtedness of the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP).

          "Type" shall have the meaning assigned that term in
Section 1.03 hereof.

          "Western" shall mean Western Publishing Company, Inc., a Delaware corporation and a Subsidiary of the Company.

          1.02.  Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (subject to compliance with paragraph (b) of this Section 1.02) be prepared, in accordance with generally accepted accounting principles as from time to time in effect. All calculations made for the purposes of determining compliance with the terms of Sections 8.10, 8.11, 8.12, 8.18, 8.19 and 8.20 hereof shall be made by application of generally accepted accounting principles applied on a basis consistent with that used in the preparation of the annual financial statements referred to in Section 7.02 hereof unless the Company and the Majority Banks shall have otherwise agreed in writing. Notwithstanding the foregoing, for purposes of this Agreement, generally accepted accounting principles shall not give effect to FASB Statement No. 106.

          (b) The Company shall deliver to the Banks at the same time as the delivery of any annual, quarterly or monthly financial statements under Section 8.01 hereof a description in reasonable detail of the effect of any change in accounting principle employed in the preparation of such statement from those employed in the preparation of the most recent financial statements previously furnished to the Banks and a reconciliation of the effects thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not, without the prior written consent of the Majority Banks (which consent shall not be unreasonably withheld), change the last day of its fiscal year from the Saturday nearest to January 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from the Saturday nearest to each April 30, July 31 and October 31 of each year, respectively, unless the Majority Banks and the Company shall have agreed to amend the covenants set forth in
Section 8 hereof to take account of such change. Each of the Banks agrees that if the Company proposes to change the last day of its fiscal year or any of its fiscal quarters, such Bank will negotiate in good faith to amend the covenants set forth in
Section 8 hereof so as to preserve, as nearly as practicable, the economic effect of such covenants as in effect immediately prior to such proposed change.

          1.03. Types of Loans and Commitments. Loans and Commitments hereunder are distinguished by "Type". The "Type" of a Loan or Commitment refers to whether such Loan is a Facility A Loan or a Facility B Loan, or whether such Commitment is a Facility A Commitment, a Facility B Commitment or a Letter of Credit Commitment, each of which constitutes a Type.


          Section 2.  Commitments.

          2.01. Loans. Each Bank severally agrees, on the terms of this Agreement, to make Loans to the Company in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding (i) in the case of Facility A Loans, the amount of the Facility A Commitment of such Bank as in effect from time to time, and (ii) in the case of Facility B Loans, the amount of the Facility B Commitment of such Bank in effect from time to time. In no event shall the aggregate principal amount of all Facility A Loans or Facility B Loans exceed the aggregate amount of the respective Facility A Commitments or Facility B Commitments, as the case may be, as in effect from time to time. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Facility A Commitments by means of Facility A Loans and the Facility B Commitments by means of Facility B Loans; provided that no Facility B Loans shall be made unless the entire aggregate amount of the Facility A Commitments has been borrowed, and no Facility A Loans shall be repaid unless there are no Facility B Loans then outstanding. Notwithstanding the foregoing, at all times prior to the delivery by the Company to the Agent of the compliance certificate described in Section 8.01 hereof required to be delivered at the time the Company delivers to the Agent financial statements for the Company's fiscal quarter ending on or about July 31, 1994, the aggregate amount of Facility B Loans outstanding shall not at any time exceed $100,000,000 (less the aggregate amount of any reductions in the Commitments pursuant to
Section 2.04 hereof), and in any event subject to the provisions of Section 8.19 hereof. The Company shall immediately advance all proceeds of Facility A Loans made hereunder to Western, to fund the working capital needs of such Subsidiary. All Loans outstanding under the Old Credit Agreement shall be Facility B Loans hereunder from and after the Closing Date, in principal amount equal to the principal amount thereof outstanding under the Old Credit Agreement.

          2.02. Borrowings. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each Bank shall make available the amount of the Loan to be made by it on such date to the Agent, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with the Agent designated by the Company.

          2.03. Letters of Credit. Subject to the terms and conditions hereof, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by
Section 2.01 hereof, by the issuance by any Issuing Bank of letters of credit (herein collectively called "Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall
(i) the aggregate amount of all Letter of Credit Liabilities exceed at any time the aggregate amount of the Letter of Credit Commitments as in effect at such time and (ii) the expiration date of any Letter of Credit extend beyond the earlier of (A) the date occurring one year following the issuance of such Letter of Credit or the final expiry date of such Letter of Credit as renewed if such Letter of Credit provides for renewal terms of not more than one year each and permits the Issuing Bank (at the direction of the Majority Banks) to elect prior to the date on which such renewal term would otherwise commence that such Letter of Credit shall not be renewed and (B) the date which is three Business Days prior to the Commitment Termination Date. The following additional provisions shall apply to Letters of Credit:

          (a) The Company shall give the Agent and the relevant Issuing Bank at least one Business Day's irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Commitment Termination Date) each Letter of Credit is to be issued, the Issuing Bank for such Letter of Credit and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby.

          (b) On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Commitment Percentage of the then undrawn portion of the face amount of such Letter of Credit. Each Bank (other than the Issuing Bank for such Letter of Credit) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit which the Issuing Bank has determined to honor (without consulting the Company, the Agent or any other Person), the Issuing Bank for such Letter of Credit shall promptly notify the Company and the Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) The Company agrees that neither the Issuing Bank for any Letter of Credit, nor any of its officers or directors (unless otherwise provided in the relevant Letter of Credit Documents), shall be liable or responsible for, and the obligations of the Company to the Issuing Bank and the Banks hereunder shall not in any manner be affected by:
     (i) the use which may be made of such Letter of Credit or the proceeds thereof by the beneficiary or any other Person;
     (ii) the validity, sufficiency or genuineness of documents other than such Letter of Credit, or of any endorsements thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged; or (iii) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that (unless otherwise provided in the relevant Letter of Credit Documents) the Company shall have a claim against the Issuing Bank (and not against any other
     Bank), and the Issuing Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves are caused by the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under such Letter of Credit substantially complied with the terms of such Letter of Credit or the Bank's willful failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letters of Credit. In furtherance of and not in limitation of the foregoing (unless otherwise provided in the relevant Letter of Credit Documents), the Issuing Bank may accept documents that appear on their face to be in order without responsibility for further investigation, regardless of any notice or information to the contrary.

          (e) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the relevant Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that the Company fails to so advise the Agent, or if the Company fails to reimburse such Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Commitment Percentage of the amount of the related demand for payment.

          (f) Each Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank for such Letter of Credit (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payments to the Agent for account of the Issuing Bank under this paragraph (f), and the Issuing Banks's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, (i) the failure of any other Bank to make its payment under this paragraph (f), the financial condition of the Company (or any other account party), the existence of any Default or (ii) the termination of the Letter of Credit Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

          (g) Upon the making of each payment by a Bank to the Issuing Bank pursuant to paragraph (f) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank (including any interest thereon which is required to be paid by the Issuing Bank), each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank (and any such required interest), with interest thereon at the rate specified in paragraph (k) of this Section 2.03.

          (h) The Company shall pay to the Agent for account of the Issuing Bank in respect of each Letter of Credit an issuance fee in an amount equal to 1.50% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to but excluding the date such Letter of Credit is drawn in full, expires or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the Commitment Termination Date. The Issuing Bank authorizes and directs the Agent to pay each Bank (other than the Issuing Bank), promptly upon payment thereof by the Company, but only to the extent actually received from the Company, an amount equal to such Bank's Commitment Percentage of all such issuance fees in respect of each Letter of Credit (including any such issuance fee in respect of any period of any renewal or extension thereof). In addition, the Company shall pay to the Issuing Bank in respect of each Letter of Credit all charges, costs and expenses, in the amounts customarily charged by the Issuing Bank from time to time in like circumstances (or as stated in the relevant Letter of Credit Documents) with respect to the issuance of each Letter of Credit and drawings, extensions and other transactions relating thereto.

          (i) Promptly following the end of each calendar month, each Issuing Bank shall deliver (through the Agent) to each Bank and the Company a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank and outstanding at the end of such month. Upon the request of any Bank from time to time, each Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit issued by such Issuing Bank and then outstanding.

          (j) The issuance by any Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type.

          (k) To the extent that any Bank fails to pay any amount required to be paid pursuant to paragraph (f) or (g) of this Section 2.03 on the due date therefor, such Bank shall pay interest to the relevant Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2.00%.

The Company hereby indemnifies and holds harmless each of the Banks, the Issuing Bank and the Agent (unless otherwise provided in the relevant Letter of Credit Documents in the case of the Issuing Bank) from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank, the Issuing Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, such claims, damages, losses, liabilities, costs or expenses are caused by (x) the willful misconduct or gross negligence of the Issuing Bank or (y) in the case of the Issuing Bank, such Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Bank or the Agent under this Agreement.

          2.04.  Changes of Commitments; Mandatory Prepayments.

          (a) The Commitments shall be automatically terminated on the Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time (i) so long as no Facility A Loans, Facility B Loans or Letter of Credit Liabilities are outstanding, to terminate the respective Facility A Commitments, the Facility B Commitments or the Letter of Credit Commitments, as the case may be, and (ii) to reduce the aggregate unused amount of the Facility A Commitments, the Facility B Commitments or the Letter of Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof, and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in multiples of $1,000,000 in excess thereof.

          (c) Without affecting Section 8.05 hereof in any way, concurrently with the making of any Disposition by the Company or any of its Subsidiaries, the Company shall prepay the principal of the Loans hereunder, and the Commitments shall be reduced, in an aggregate principal amount equal to 100% of the amount of the net cash proceeds (net of expenses reasonably incurred in connection therewith and taxes paid or payable in connection therewith) actually received by the Company or such Subsidiary from such Disposition (including net cash proceeds subsequently received in connection with (i) such Disposition, or (ii) any non-cash consideration received in connection with such Disposition); provided, that, notwithstanding the foregoing, the aggregate amount of the Facility B Commitments shall be reduced to $65,000,000 (less the aggregate amount of any reductions in the Facility B Commitments previously made pursuant to this paragraph (c)) concurrently with the Disposition of substantially all of the assets of the Games and Puzzles division of Western. Any prepayments and reductions in the Commitments required under this paragraph (c) shall be made (i) first with respect to outstanding Facility B Loans and the Facility B Commitments, (ii) second with respect to outstanding Facility A Loans and the Facility A Commitments, and (iii) third with respect to outstanding Letter of Credit Liabilities and the Letter of Credit Commitments.

          (d) Upon the prepayment by Western of any portion of the outstanding principal of the Subsidiary Note, the Company shall prepay the principal of the Facility A Loans outstanding hereunder in an aggregate principal amount equal to the aggregate principal amount prepaid in respect of the Subsidiary Note.

          (e) Any of the Commitments once terminated or reduced may not be reinstated.

          2.05.  Commitment Fees.

          (a) The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of each of such Bank's Commitments, for the period from and including the date of this Agreement to but not including the earlier of the date such Commitments are terminated and the Commitment Termination Date, at a rate per annum equal, for each day during such period, to 0.50%. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          (b) In addition to the commitment fees provided for in paragraph (a) of this Section 2.05, the Company shall pay to the Agent, for the account of the Banks, an additional one-time commitment fee of $300,000 upon the aggregate outstanding principal amount of Facility B Loans first exceeding $100,000,000. The Agent shall pay to each Bank, promptly upon payment thereof by the Company, an amount equal to such Bank's Commitment Percentage of such additional commitment fee.

          2.06. Lending Offices. The Loans made by each Bank shall be made and maintained at such Bank's Lending Office; provided, however, that a Bank may not change its Lending Office if doing so would subject the Loans of such Bank to any of the consequences contemplated by Section 5.01 hereof, unless such Bank shall have waived, to the reasonable satisfaction of the Company, such consequences.

          2.07. Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes in accordance with (and subject to) their respective terms, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08.  Notes.

          (a) The Facility A Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Facility A Commitment as originally in effect and otherwise duly completed. The Facility B Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Facility B Commitment as originally in effect and otherwise duly completed.

          (b)  The date, amount and interest rate of each
Facility A Loan or Facility B    Loan made by each Bank to the
Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the respective Facility A Note or Facility B Note, as the case may be, held by it, endorsed by such Bank on the schedule attached to such respective Facility A Note or Facility B Note; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such respective Facility A Note or Facility B Note.

          (c) No Bank shall be entitled to have its Facility A Note or Facility B Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Facility A Commitment, Facility A Loans and Facility A Note, or such Bank's Facility B Commitment, Facility B Loans and Facility B Note, as the case may be, pursuant to Section 11.06(b) hereof.

          2.09. Prepayments of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Facility A Loans or Facility B Loans, at any time or from time to time, provided that: (i) the Company shall give the Agent notice of each such prepayment as provided in Section 4.05 hereof, and (ii) no Facility A Loans may be prepaid if any Facility B Loans are then outstanding. The Company shall be required to prepay the Loans as required under Section 2.04 hereof.


          Section 3.  Payments of Principal and Interest.

          3.01. Repayment of Loans. The Company hereby promises to pay to the Agent for the account of each Bank the entire outstanding principal amount of such Bank's Loans, and each Loan shall mature, on the Commitment Termination Date.

          3.02. Interest. The Company hereby promises to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a)  in the case of a Facility A Loan, the Base Rate
     (as in effect from time to time) and

          (b) in the case of a Facility B Loan, the Base Rate plus the Applicable Margin (each as in effect from time to time).

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, on any Reimbursement Obligation held by such Bank, and on any other amount payable by the Company hereunder or under any Note held by such Bank to or for the account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable
(i) quarterly on the Quarterly Dates, and (ii) upon the payment or prepayment of any principal thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.


          Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

          4.01.  Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations, commitment fees and letter of credit issuance fees to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction or set-off, to the Agent at such account at the Principal Office as may be designated by the Agent to the Company from time to time, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent (which shall so notify the intended recipient(s) thereof) or the Issuing Bank (as applicable) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied, provided that the Company may not specify that any payment be applied to the Facility A Loans if any Facility B Loans are then outstanding (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, such Bank may apply the amount of such payment received by it from the Agent in such manner as such Bank may determine to be appropriate).

          (c) Each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of commitment fee under Section 2.05 hereof shall be made for the account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Facility A Commitments, Facility B Commitments or Letter of Credit Commitments of the Banks, as the case may be, pro rata according to the amounts of their respective Commitments of such Type; (b) the making of Facility A Loans or Facility B Loans, as the case may be, shall be made pro rata among the Banks according to the amounts of their respective Facility A Commitments or Facility B Commitments, as applicable;
(c) each payment or prepayment of principal of Facility A Loans or Facility B Loans by the Company shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Facility A Loans or Facility B Loans, as the case may be, held by them; and (d) each payment of interest on Facility A Loans or Facility B Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Facility A Loans or Facility B Loans, as the case may be, then due and payable to the respective Banks.

          4.03. Computations. Letter of Credit issuance fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and commitment fees and interest on Loans (and any interest computed at the Post-Default Rate by reference to the Base Rate) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04. Minimum Amounts. Each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $1,000,000 and in multiples of $1,000,000 in excess thereof (borrowings or prepayments of Loans of different Types at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type).

          4.05. Certain Notices. Notices by the Company to the Agent of terminations or reductions of the Commitments, and of borrowings and optional prepayments of Loans, shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing or prepayment specified below:

                                             Number of
                                              Business
     Type of Notice                          Days Prior
     --------------                          ----------

     Termination or reduction
     of Commitments                               1

     Borrowings of Loans                          1

     Prepayment of Loans                          1

Each such notice of termination or reduction shall specify the amount and Type of the Commitments to be terminated or reduced. Each such notice of borrowing or optional prepayment shall specify the Loans to be borrowed or prepaid and the amount (subject to Section 4.04 hereof) and Type (subject to Sections
2.01 and 2.09 hereof) of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). The Agent shall promptly notify the Banks of the contents of each such notice.

          4.06. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it, or a participation in a Letter of Credit drawing to be acquired by it, hereunder or (in the case of the Company) a payment to the Agent for the account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

          4.07.  Sharing of Payments, Etc.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off or banker's lien a Bank may otherwise have, each Bank shall be entitled, at its option, upon the occurrence and during the continuance of a Default to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, the Reimbursement Obligations, or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from the Company payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any Note held by it through the exercise of any right of set-off, banker's lien or similar right (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on any Type of Loans or Letter of Credit Liabilities or such other amounts then due hereunder by the Company to such Bank than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Type or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Type or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank purchasing such a participation (or direct interest) as provided in this Section
4.07 may exercise all rights of set-off, banker's lien or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.

          5.01.  Additional Costs.

          (a) The Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine in good faith to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs hereinafter incurred which it determines are attributable to the maintenance by such Bank (or any Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitments, Loans, Reimbursement Obligations or participations in Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Lending Office or such bank holding company) to a level below that which such Bank (or any Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(a), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time.

          (b) Each Bank shall notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided, that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) of this
Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of capital maintained pursuant to paragraph (a) of this Section 5.01 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (c) If requested by the Company after such Bank has notified the Company of any such event entitling it to compensation under paragraph (a) of this Section 5.01, such Bank shall promptly notify the Company when such event is no longer applicable.

          5.02. Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under
Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax (other than income or franchise taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reduction in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks, the Company shall pay immediately to such Bank or Banks, from time to time as specified by such Bank or Banks, such additional amounts as shall be sufficient to compensate such Bank or Banks for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof. Each Bank shall notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under this Section 5.02 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided, that if any Bank falls to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.02 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.02 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice. If requested by the Company after such Bank has notified the Company of any such event, such Bank shall promptly notify the Company when such event is no longer applicable.

          5.03. Option to Replace Banks. If any Bank shall become an Affected Bank, then, provided there does not then exist any Default:

          (a) The Company may request one or more of the other Banks to purchase all (but not part) of such Affected Bank's then outstanding Loans, Reimbursement Obligations and participations in outstanding Letters of Credit and to assume all (but not part) of such Affected Bank's Commitments and obligations hereunder.
If one or more Banks shall so agree in writing (herein collectively called the "Assenting Banks" and individually called an "Assenting Bank") with respect to such Affected Bank, then (x) the Facility A Commitments, Facility B Commitments and Letter of Credit Commitments of each Assenting Bank and the obligations of such Assenting Bank under this Agreement shall be increased by its respective pro rata share of the Facility A Commitments, Facility B Commitments and Letter of Credit Commitments, as the case may be, of such Affected Bank under this Agreement and (y) each Assenting Bank shall make Facility A Loans and/or Facility B Loans to the Company pro rata in accordance with the amount of such Affected Bank's Facility A Loans and/or Facility B Loans, as the case may be, being purchased by such Assenting Bank in principal amounts which, when aggregated with Facility A Loans and/or Facility B Loans being made by other Assenting Banks, if any, are equal to the outstanding principal amounts of all the Facility A Loans and/or Facility B Loans of the Affected Bank, on a date mutually acceptable to the Assenting Banks, such Affected Bank and the Company. The proceeds of such Loans, together, if necessary, with funds of the Company, shall be used to prepay the Loans of such Affected Bank, together with all interest accrued thereon (calculated on the basis set forth in a certificate delivered by such Affected Bank) and all other amounts owing to such Affected Bank hereunder, and, upon such assumption by the Assenting Banks and prepayment by the Company, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder.

          (b) So long as no Event of Default shall have occurred and be continuing, the Company may designate a Replacement Bank to assume the Commitments and the obligations of any such Affected Bank hereunder and to purchase the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder without recourse upon, or warranty by, or expense to such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank plus all interest accrued and unpaid thereon (calculated on the basis set forth in a certificate delivered by such Affected Bank) and all other amounts owing to such Affected Bank hereunder, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder. The Company shall provide replacement Notes to such Replacement Bank and to any Assenting Bank making Loans pursuant to subsection (a) above to reflect the identity of and/or the outstanding amount of the Loans of such Replacement Bank or such Assenting Bank.

          As used in this Section 5.03, "Affected Bank" shall mean any Bank that (i) is subject to taxes or Additional Costs described in Section 5.01 or 5.02 hereof and claims reimbursement for such taxes or Additional Costs pursuant to Section 5.01 or
5.02 hereof or (ii) breaches in any material respect its obligations to make Loans hereunder; and "Replacement Bank" shall mean a lending institution designated by the Company pursuant to this Section 5.03, which, at the time of such designation, is not a Bank.

          Section 6.  Conditions Precedent.

          6.01. Effectiveness. The effectiveness of this Agreement is subject to the receipt by the Agent on the date of the execution and delivery of this Agreement of the following documents, each of which shall be satisfactory to the Agent in form and substance and shall be dated or certified on or as of the Closing Date, unless otherwise indicated or agreed to by the
Agent:

          (a) Corporate Documents of the Company. The following documents, each certified as indicated below:

                  (i) a copy of the charter, as amended, of the Company certified by the Secretary of State of the State of Delaware, and a certificate as to the good standing of and charter documents filed by the Company from such Secretary of State, dated as of a recent date;

                  (ii) a certificate of the Secretary of the Company, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certificate,
     (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, the Notes, the Pledge Agreement, the Subsidiary Security Agreement and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Company has not been amended since the date of the certification thereof furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement or any of the Notes and each other document to be delivered by the Company from time to time in connection herewith (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Secretary of the Company); and

                  (iii)  a certificate of another officer of the
     Company as to the incumbency and specimen signature of the Secretary of the Company.

          (b) Corporate Documents of Western. The following documents, each certified as indicated below:

                  (i) a copy of the charter, as amended, of Western certified by the Secretary of State of the State of Delaware, and a certificate as to the good standing of and charter documents filed by Western from such Secretary of State, dated as of a recent date;

                  (ii) a certificate of the Secretary of Western, dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of Western as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Western authorizing the execution, delivery and performance of the Subsidiary Note and the Subsidiary Security Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of Western has not been amended since the date of the certification thereof furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of Western executing the Subsidiary Note, the Subsidiary Security Agreement and each other document to be delivered by Western from time to time in connection therewith (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Secretary of Western); and

                  (iii) a certificate of another officer of Western as to the incumbency and specimen signature of the Secretary of Western.

          (c) Officer's Certificate. A certificate of a senior officer of the Company to the effect set forth in the first sentence of Section 6.02 hereof.

          (d) Opinion of Counsel to the Company. An opinion of Morgan, Lewis & Bockius, counsel to the Company, substantially in the form of Exhibit F hereto.

          (e) Pledge Agreement. The Pledge Agreement, duly executed by the Company.

          (f) Subsidiary Note. The Subsidiary Note, duly executed by Western, to be held by the Agent pursuant to the Pledge Agreement.

          (g) Subsidiary Security Agreement. Evidence that the Subsidiary Security Agreement has been duly executed and delivered by the Company and Western, and that all actions reasonably necessary or appropriate to perfect the Liens on Western's accounts receivables and inventory arising thereunder has been taken.

          (h) Amendment Fee. Payment of an amendment fee of $468,750, for the pro-rata account of the Banks.

          (i) Expenses. Payment of all reasonable out-of-pocket costs and expenses incurred prior to the Closing Date which the Company is required to pay pursuant to Section 11.03 hereof.

          (j) Accrued Interest and Fees. Payment of all accrued interest, fees and other amounts (other than the principal of the Loans) outstanding under the Old Credit Agreement.

          (k) Other Documents. Such other documents as the Agent or any Bank or special New York counsel to the Banks may reasonably request in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents required hereunder to be delivered on the Closing Date and the extensions of credit hereunder.

          The execution and delivery of this Credit Agreement by the Agent shall constitute its acknowledgment that the documents delivered pursuant to this Section 6.01 are satisfactory to the Agent as to form and substance.

          6.02.  Additional Conditions.  Each of the
effectiveness of this Agreement and the obligation of the Banks to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties made by the Company in Section 7 hereof shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and (iii) with respect to any borrowing of a Facility A Loan, the Company represents and warrants that Western has requested a borrowing under the Subsidiary Note equal to the amount to be borrowed with respect to such Facility A Loan. Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


          Section 7.  Representations and Warranties.  The
Company represents and warrants to the Banks that:

          7.01. Corporate Existence. Each of the Company and its Subsidiaries: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          7.02. Financial Condition. The consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at January 29, 1994 and the related consolidated and consolidating statements of operations, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and consolidated statements of operations, retained earnings and cash flow) of Deloitte & Touche, heretofore furnished to each of the Banks, are complete and correct and fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition of the Company and of each of its Consolidated Subsidiaries, as at said date and the consolidated and unconsolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said dates any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in the aggregate is material to the financial condition of the Company and its Subsidiaries taken as a whole (determined on a consolidated basis), except as referred to or reflected or provided for in said balance sheets as at said dates (including the notes thereto). Since January 29, 1994, there has been no material adverse change in the consolidated financial condition, operations or business of the Company and its Consolidated Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

          7.03. Litigation. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the Knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          7.04. No Breach. None of the execution and delivery of this Agreement, the Notes, and the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and compliance by the Company and Western with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or Western, or any applicable law or regulation, or any applicable order, writ, injunction or decree of any court or governmental authority or agency, or any material (determined by reference to the Company and its Subsidiaries, taken as a whole) agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05. Action. Each of the Company and Western has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes and the other Loan Documents; the execution, delivery and performance by the Company and Western of this Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action on their respective parts; and this Agreement and each of the other Loan Documents has been duly and validly executed and delivered by the Company and Western (to the extent party thereto) and constitutes, and each of the Notes when executed and delivered for value will constitute, the Company's or Western's, as the case may be, legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company or Western (to the extent party thereto) of this Agreement, the Notes or the other Loan Documents or for the validity or enforceability thereof.

          7.07. Use of Loans. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08. ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions to the Plans and to pay premiums to the PBGC, in each case in the ordinary course of business).

          7.09. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year of the Company ended January 30, 1988. The Company and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other tax returns which are required to be filed by them (other than such tax returns the failure of which to file would not have a Material Adverse Effect) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Consolidated Subsidiaries, except such taxes as are being contested in good faith by appropriate proceedings and for which, in the reasonable opinion of the Company, adequate reserves are maintained on the books of the Company and its Subsidiaries. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal income tax purposes, it is the "common parent" of such group.

          7.10.  Investment Company Act.  The Company is not an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11. Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12. Credit Agreements. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, note purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness (or commitment therefor) to, or Guarantee by, the Company or any of its Subsidiaries, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule I.

          7.13. Hazardous Materials. (a) The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which the Company and each of its Subsidiaries are required to have under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with (i) the terms and conditions of all such permits, licenses and authorizations, and
(ii) all Environmental Laws except to the extent the failure to comply with (i) and/or (ii) would not have a Material Adverse Effect.

          (b) Neither the Company nor any off its Subsidiaries has retained, assumed or otherwise become or remained liable for, whether by contract, operation of law or otherwise, any Environmental Claim with respect to any former Subsidiary or division of the Company or any of its Subsidiaries, which would have a Material Adverse Effect.

          (c) No written notice, notification, demand, request for information, citation, summons or order has been received by the Company or any of its Subsidiaries nor does the Company after diligent inquiry have Knowledge of any of the same being issued, no complaint has been served on the Company or any of its Subsidiaries nor does the Company after diligent inquiry have Knowledge of any complaint being filed, no penalty has been assessed against the Company or any of its Subsidiaries, to the Knowledge of the Company after diligent inquiry no investigation or review is pending or threatened by any governmental entity, and neither the Company nor any of its Subsidiaries has received any written notice or has any Knowledge of any pending or threatened investigation by any other entity with respect to any (i) alleged failure by the Company or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of its Subsidiaries or (ii) alleged Environmental Law violation involving the generation, treatment, storage, recycling, transportation, discharge, disposal or any Release of any Hazardous Materials by the Company or any of its Subsidiaries or at any of the properties owned or leased by any of them, except to the extent that such failure or violation would not have a Material Adverse Effect.

          (d) Neither the Company nor any of its Subsidiaries has generated, treated, stored, recycled, transported, discharged, disposed of or Released any Hazardous Material on any property now or previously owned or leased by the Company or any of its Subsidiaries to an extent that it would have a Material Adverse Effect; and

               (i) no PCB is present at any property now owned or leased by the Company or any of its Subsidiaries and the Company has not received any written notice and does not have any Knowledge of the presence of any PCB at any property previously owned or leased by the Company or any of its Subsidiaries to the extent that any such presence would have a Material Adverse Effect;

               (ii)  no asbestos is present at any property
          now owned or leased by the Company or any of its Subsidiaries and the Company has not received any written notice and does not have any Knowledge of the presence of any asbestos at any property previously owned or leased by the Company or any of its Subsidiaries to the extent that any such presence would have a Material Adverse Effect;

               (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, present at any property now owned or leased by the Company or any of its Subsidiaries and the Company has not received any written notice and does not have any Knowledge of the presence of any such tanks at any property previously owned or leased by the Company or any of its Subsidiaries to the extent that any such presence would have a Material Adverse Effect;

               (iv) no Hazardous Materials have been Released at, on or under any property now owned or leased by the Company or any of its Subsidiaries and the Company has not received any written notice and does not have any Knowledge of any Release of Hazardous Materials at any property previously owned or leased by the Company or any of its Subsidiaries to the extent that any such Release would have a Material Adverse Effect.

          (e) Except as set forth on Schedule II hereto, since January 1, 1980 neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the United States Environmental Protection Agency in the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar published state list. The Company has not received any written notice and has no Knowledge of any allegations that the Company or any of its Subsidiaries is liable, in connection with the transportation or arranging for transportation of Hazardous Materials, for clean-up costs, remedial work, damages to natural resources on or for personal injury claims, including, but not limited to, claims under CERCLA, to the extent such liability would have a Material Adverse Effect.

          (f) The hazardous material annual generator reports which the Company and each of its Subsidiaries were required to file for calendar years 1991, 1992 and 1993 pursuant to 40 CFR Part 262.41 and 40 CFR Part 262.56 or any similar state regulation are contained in Schedule II, except as otherwise set forth therein.

          (g) Except as set forth in Schedule II, no written notification of a Release of a Hazardous Material in violation of any Environmental Law or any permit, license or authorization held or received by the Company or any of its Subsidiaries has been filed or made by or on behalf of the Company or any of its Subsidiaries.

          (h) Except as set forth in Schedule II hereto, no property now or, to the Knowledge of the Company, previously owned or leased by the Company or any of its Subsidiaries is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List in CERCLIS or on any similar published state list.

          (i) No Liens which would have a Material Adverse Effect have arisen under or pursuant to any Environmental Laws on any of the property or properties owned or leased by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any notice or has any Knowledge of any government action which has been taken or is in the process of being taken which could subject any of such Properties to any such Lien.

          (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses of which records exist conducted by or on behalf of the Company or any of its Subsidiaries and which are in the possession or control of the Company or any of its Subsidiaries or any of their consultants, attorneys, agents or representatives in relation to any property or facility now or previously owned or leased by the Company or any of its Subsidiaries which have not been made available to the Banks, except for tests, studies, reviews, and other analyses routinely taken to comply or determine compliance with permits held by the Company and its Subsidiaries.

          7.14. Subsidiaries, Etc. Set forth in Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and the respective jurisdiction of incorporation of each such Subsidiary). Except as disclosed in said Schedule III, the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable.

          7.15.  No Offsets, Etc.  As of the Closing Date, the
Company has Facility B Loans outstanding to the Banks hereunder in the aggregate principal amount of $100,000,000. Such amount is due and owing to the Banks and is not subject to any counterclaim, offset or defense.

          Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Agent that, so long as any Commitment, Loan, or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01. Financial Statements. The Company shall deliver to the Agent, with sufficient copies for each of the Banks:

          (a) as soon as available and in any event within 15 Business Days after the end of each fiscal month, consolidated and consolidating statements of operations, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated and consolidating statements of operations, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and consolidated and consolidating statements of operations for such quarterly fiscal period, and the related consolidated and consolidating balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and the unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) as soon as available and in any event within 105 days after the end of each fiscal year of the Company, consolidated and consolidating statements of operations, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet, by an opinion thereon of Deloitte & Touche or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present in all material respects (based upon the financial condition of the Company and its Subsidiaries, taken as a whole) the unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) as soon as reasonably practicable, and in any event within 30 days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with resect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

              (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii)  the institution by PBGC of proceedings
          under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA; and

               (v)  the institution of a proceeding by a
          fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 60 days;

          (g) promptly upon its becoming available, any management letter furnished to the Company by Deloitte &
     Touche or other independent certified public accountants of recognized national standing engaged by the Company;

          (h) promptly upon their becoming available, copies of all documents relating to the proposed Disposition of all or substantially all of the assets of Western's Games and Puzzles division, including without limitation, any contract for the Disposition thereof;

          (i) promptly after the Company knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto; and

          (j) from time to time such other information regarding the financial condition, operations or business of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to the Agent, with sufficient copies for each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (c) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07(d), 8.09, 8.10, 8.11, 8.12, 8.18, 8.19 and 8.20 hereof as of the end of the respective fiscal month, quarterly fiscal period or fiscal year.

          8.02. Litigation. Promptly after the service of a complaint or the Company otherwise obtains Knowledge thereof, the Company will give to the Agent notice of any legal or arbitral proceeding, and of any proceeding by or before any governmental or regulatory authority or agency, to which the Company or any of its Subsidiaries is a party, except any proceeding which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

          8.03. Existence, Access, Etc. The Company will, and will cause each of its Subsidiaries to: preserve and maintain its legal existence, and maintain all of its rights, privileges and franchises, except for such rights, privileges and franchises the termination of which would not result in a Material Adverse Effect (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.05 hereof); comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, all Environmental Laws) if failure to comply with such requirements would have a Material Adverse Effect, except for such laws, rules, regulations or orders which the Company is contesting in good faith by appropriate proceedings, and for which, in the reasonable opinion of the Company, adequate reserves are maintained on the books of the Company and its Subsidiaries, unless contesting any such law, rule or regulation would itself subject the Company or such Subsidiary to or result in a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by appropriate proceedings and against which adequate reserves (as reasonably estimated by the Company) are being maintained in accordance with GAAP; maintain all of its material properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit, and cause each of its Subsidiaries to permit, at the Company's reasonable expense, representatives of, or financial advisors or consultants to, the Banks or the Agent, on reasonable prior notice and during normal business hours, to examine, copy and make extracts from the books and records of the Company and its Subsidiaries, to inspect the properties of the Company and its Subsidiaries, and to discuss the business and affairs of the Company and its Subsidiaries with their executive officers and employees, all to the extent reasonably requested by the Banks or the Agent or their representatives, financial advisors or consultants (as the case may be).

          8.04. Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers (determined as at the time such insurance is obtained) all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.05. Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Significant Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Significant Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (ii) obsolete or worn-out property, tools or equipment no longer used or useful in its business). Notwithstanding the foregoing provisions of this Section 8.05:

          (a) any Subsidiary of the Company may be merged, consolidated or amalgamated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any such Significant Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its business or property (upon voluntary liquidation, dissolution or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company;

          (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is or becomes a Wholly-Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder; and

          (d) the Company may convey, sell, lease, transfer or otherwise dispose of any business (whether maintained as a Subsidiary or division) to which is attributable at the time of such conveyance, sale, lease, transfer or other disposition less than 10% of the consolidated assets of the Company and its Consolidated Subsidiaries and to which is attributable less than 10% of the consolidated earnings of the Company and its Consolidated Subsidiaries, determined before taking into account Interest Expense and income taxes for the most recent twelve-month period.

          8.06. Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

          (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves (in the reasonable estimation of the Company) with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (c) pledges or deposits under worker's compensation, unemployment insurance and other similar social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) Liens on property of any corporation which becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens and the Indebtedness secured thereby are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (g) Liens upon real and/or tangible personal property acquired, constructed or improved after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction or improvement) of such property; provided that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a senior financial officer of the Company) of such property at the time it was acquired (by purchase, construction or otherwise);

          (h) Liens securing reimbursement obligations with respect to commercial letters of credit or bankers' acceptances incurred in the ordinary course of business, provided that such Liens extend only to property acquired in transactions supported by such letters of credit or in transactions financed by such bankers' acceptances; and

          (i) Liens upon property of any Subsidiary which secure only Indebtedness of such Subsidiary owing to the Company or any other Subsidiary of the Company;

          (j)  Liens existing on the date hereof and listed in
     Schedule I hereto; and

          (k) any extension, renewal or replacement (in whole or in part) of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property.

          8.07. Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Banks hereunder;

          (b) Indebtedness outstanding on the date hereof and listed in Schedule I hereto;

          (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (d) additional Indebtedness of Subsidiaries of the Company in an aggregate amount at any time outstanding up to but not exceeding 10% of the Company's Tangible Net Worth at such time; and

          (e) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under Section 8.06(f), Section
     8.06(g) or Section 8.06(h).

          8.08. Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  demand deposit accounts with banks;

          (b)  Permitted Investments;

          (c) Investments by the Company and its Subsidiaries in capital stock, or Indebtedness, of Subsidiaries of the Company (whether now owned or existing or hereafter acquired) and advances by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business;

          (d) Interest Rate Protection Agreements which are reasonably related to floating rate Indebtedness of the Company or its Subsidiaries outstanding or anticipated to be outstanding during the term of the respective Interest Rate Protection Agreement;

          (e)  Investments outstanding on the date hereof;

          (f) Investments acquired in bankruptcy, liquidation, reorganization or similar proceedings in settlement of claims of the Company or any of its Subsidiaries in such proceedings;

          (g) subject to Section 8.13, Investments in joint ventures entered into in the ordinary course of the Company's business and having an aggregate book value not exceeding $20,000,000 at any time;

          (h) Investments constituting forward purchases of foreign exchange entered into in the ordinary course of the Company's business and having a term not exceeding one year;

          (i) Investments in Indebtedness of the Company, provided that no Event of Default has occurred and is continuing at the time of acquisition of any such Investment; and

          (j) other Investments in an aggregate amount not exceeding $2,000,000 at any time.

          8.09. Dividend Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; provided, however, that the Company may at any time after the date hereof, declare and make Dividend Payments in cash, subject to the satisfaction of each of the following conditions:

          (a) no Default shall have occurred and be continuing at the time such Dividend Payment was declared; and

          (b) at the time of the declaration of the Dividend Payment the aggregate amount of Dividend Payments made during the period commencing on August 1, 1992 through and including the date of such Dividend Payment shall not exceed an amount equal to 50% of consolidated net income of the Company and its Consolidated Subsidiaries for the period from August 1, 1992 through and including the last day of the fiscal quarter most recently ended prior to the date of such Dividend Payment (treated for these purposes as a single accounting period).

          8.10. Leverage Ratio. The Company shall not permit the Leverage Ratio to exceed 2.50 to 1 as at the end of the third fiscal quarter of any fiscal year of the Company, and shall not permit the Leverage Ratio to exceed 2.00 to 1 as at the end of any first, second or fourth fiscal quarter of any fiscal year of the Company (being the fiscal quarters ending on or about the last day of the months of April, July or January, respectively).

          8.11. Tangible Net Worth. The Company will not permit Tangible Net Worth at any time to be less than the sum of (i) $150,000,000 plus (ii) an amount equal to (but not less than zero) 50% of the Company's consolidated net income (determined in accordance with GAAP) for the period from May 2, 1992 through the end of the Company's fiscal quarter most recently ended (treated for this purpose as a single accounting period).

          8.12. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any period set forth below to be less than the ratio set forth below opposite such period:




                  Period                               Ratio
                  ------                               -----

    Two fiscal quarters ending January 29, 1994       0.30 to 1
    Fiscal quarter ending July 30, 1994               0.25 to 1
    Fiscal quarter ending October 29, 1994            3.00 to 1
    Fiscal quarter ending January 28, 1995            3.00 to 1
    Two fiscal quarters ending April 29, 1995         1.50 to 1
     and each fiscal quarter thereafter

Notwithstanding the foregoing, in the event that Western sells all or substantially all of the assets of its Games and Puzzles division, the ratio set forth above for the fiscal quarter ending
July 30, 1994 shall be increased to 0.65 to 1.

          8.13. Lines of Business. Neither the Company nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than those in which the Company and its Subsidiaries are engaged on the date hereof and extensions of such lines of business activity and other lines of business activity reasonably related thereto.

          8.14. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any material (based upon the financial condition of the Company and its Subsidiaries, taken as a whole) Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any material (based upon the financial condition of the Company and its Subsidiaries, taken as a whole) property to an Affiliate; (c) merge into or consolidate with, or purchase or acquire any material (based upon the financial condition of the Company and its Subsidiaries, taken as a whole) property from, an Affiliate; or (d) enter into any other material (based upon the financial condition of the Company and its Subsidiaries, taken as a whole) transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) with an Affiliate if the monetary or business consideration to the Company arising therefrom would be comparable to, or more favorable than, the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          8.15. Use of Proceeds. The Company will (and, in the case of the Facility A Loans, shall cause Western to) use the proceeds of the Loans hereunder solely for its general corporate purposes, including to finance acquisitions (whether of capital stock or of tangible and/or intangible assets) in privately negotiated transactions or in transactions approved or recommended by the board of directors (or comparable governing body) of the acquired entity (but not for any other type of acquisition); provided that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          8.16. Limitation on Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on the ability of any Subsidiary of the Company to
(i) pay dividends or make other distributions on such Subsidiary's capital stock or any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make any loans or advances to the Company or any of its Subsidiaries, (iii) transfer any of its property or assets to the Company or any of its Subsidiaries, or (iv) guarantee any Indebtedness of the Company or any of its Subsidiaries; provided that this Section
8.16 shall not prohibit any restriction or encumbrance existing under or by reason of (a) applicable law or (b) any agreement or instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary of the Company existing at the time of such acquisition (and not created in anticipation thereof), which restriction or encumbrance is not applicable to any Person or property or assets of any Person other than the Person so acquired and/or its Subsidiaries.

          8.17. Clean-Down. The Company will not permit the aggregate principal amount of Loans outstanding hereunder to exceed (i) if the Disposition by Western of all or substantially all of the assets of its Games and Puzzles division has not been consummated, $115,000,000, or (ii) if such Disposition has been consummated, $15,000,000, in each case for a period of thirty consecutive days during the first fiscal quarter of each fiscal year of the Company (beginning with the fiscal year commencing on January 29, 1995) and after such thirty day period, if the Company has not previously delivered the compliance certificate required by Section 8.01 hereof in respect of the financial statements for the last fiscal month of the preceding fiscal year, until such compliance certificate has been delivered in accordance with Section 8.01 hereof.

          8.18.  Cash Flow.  The Company will not permit its Cash
Flow for any period set forth below to be less than the amount set forth below opposite such period:

               Period                                     Cash Flow
               ------                                     ---------

     Fiscal quarter ended 4/30/94                       $(17,650,000)

     One fiscal month ended 5/28/94                       (1,645,000)
     Two fiscal months ended 6/25/94                      (1,189,000)
     Three fiscal months ended 7/30/94                     3,500,000

     One fiscal month ended 8/27/94                        4,047,000
     Two fiscal months ended 9/24/94                      10,007,000
     Three fiscal months ended 10/29/94                   23,900,000

     One fiscal month ended 11/26/94                       5,818,000
     Two fiscal months ended 12/31/94                      8,419,000
     Three fiscal months ended 1/28/95                    12,100,000

          8.19. Loans Outstanding. From and after the Disposition by Western of all or substantially all of the assets of its Games and Puzzles division, the Company will not permit the aggregate principal amount of Loans outstanding at any time during the period commencing with the delivery by the Company to the Agent of a compliance certificate for any fiscal month and ending with the delivery by the Company to the Agent of a compliance certificate for the next succeeding fiscal month to exceed the percentage set forth below opposite such fiscal month of the total amount of Inventory and Accounts Receivable (as each such term is defined under GAAP) of the Company at the end of such fiscal month, as certified by such compliance certificate:

       Month                                   Percentage
      ------                                   ----------
     June, 1994                                  16.5%
     July, 1994                                  16.5%
     August, 1994                                23.5%
     September, 1994                             24.0%
     October, 1994                               28.0%
     November, 1994                              29.0%
     December, 1994                              24.0%
     January, 1995                                6.5%
     February, 1995 and                          13.0%
       thereafter

          In addition, the Company shall comply with this Section
8.19 with effect from the end of the most recent fiscal month ending prior to the Disposition of all or substantially all of the assets of Western's Games and Puzzles division as provided above in
Section 8.19, such compliance to be determined on a pro forma basis by subtracting $100,000,000 from the aggregate principal amount of Loans outstanding and dividing the resulting amount by the total amount of Inventory and Accounts Receivable of the Company at the end of such fiscal month, and accordingly, the Company shall furnish to the Agent, with sufficient copies for each Bank, on or prior to the third Business Day following such Disposition, a certificate of a senior financial officer of the Company setting forth in reasonable detail the computations necessary to determine compliance by the Company with this Section 8.19. The Company shall not borrow any Loans under this Agreement during the period commencing with such Disposition and ending with the delivery of the compliance certificate described in the immediately preceding sentence.

          In the event that the Disposition of the Company's Advertising Specialty division is consummated, the percentages set forth in this Section 8.19 for each fiscal month ending thereafter shall be reduced by the difference between the Company's projection of "Loans Outstanding as a % of Accounts Receivable and Inventories" for the relevant fiscal month and the respective percentages obtained by dividing (i) the Company's projection of "Loans Outstanding (Direct Borrowings)" for the relevant fiscal month less up to $12,000,000 of the net cash proceeds of such Disposition received by the Company or any of its Subsidiaries by
(ii) the sum of the Company's projections for "Accounts Receivable, Net" and "Inventories, Net" for the relevant fiscal month. The projections referred to in the preceding sentence are set forth in
Schedule V attached hereto.

          Notwithstanding anything to the contrary in this Section 8.19, the Company shall be entitled to deliver to the Agent a compliance certificate of a senior financial officer of the Company setting forth the total amount of Inventory and Accounts Receivable of the Company as of the date of such compliance certificate, and thereupon the aggregate principal amount of Loans which the Company may permit to be outstanding for purposes of this Section 8.19 during the period commencing with the delivery of such compliance certificate and ending with the delivery of any subsequent compliance certificate shall be the percentage set forth in this
Section 8.19 for the then current fiscal month of the total amount of Inventory and Accounts Receivable reflected in such compliance certificate.

          8.20. Capital Expenditures. The Company shall not, and shall not permit its Subsidiaries to, make Capital Expenditures that, in the aggregate, exceed $27,500,000 during any fiscal year of the Company.

          8.21. Guarantee and Pledge. The Company shall use its best efforts (i) to cause Western to issue a guarantee of all of the Company's obligations to the Banks, the Agent and the Co-Agent hereunder, in substantially the form set forth as Exhibit B to this Credit Agreement and (ii) to pledge for the ratable benefit of the Banks and the holders (the "Holders") of the Company's 7.65% Debentures due 2002 (the "Debentures"), all of the issued and outstanding capital stock of Western, in each case no later than the earlier of (a) the thirtieth day after the Disposition of all or substantially all of the assets of the Games and Puzzles division of Western, and (b) September 30, 1994. The pledge of the stock of Western shall be to a Person and upon terms reasonably acceptable to the Agent, the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures (the "Majority Holders") and the Trustee for the Debentures.

          Section 9. Events of Default. If one or more of the following events shall occur and be continuing:

          (a) The Company shall default in the payment when due of any interest on any Loan or any Reimbursement Obligation, any fee or any other amount (other than principal of any Loan or any Reimbursement Obligation) payable by it hereunder and such default shall have continued unremedied for two or more Business Days, or the Company shall default in the payment when due of any principal of any Loan or any Reimbursement Obligation (including any prepayment thereof required pursuant to Section 2.04 hereof); or

          (b) The Company or any of its Significant Subsidiaries shall default in the payment when due (after giving effect to any applicable grace period and any requirement for the giving of notice) of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation, warranty or certification made or deemed made herein (other than in Section 7.13 hereof) (or in any modification or amendment hereto) or in any other Loan Document by the Company or Western, or any certificate furnished by the Company or Western to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material adverse respect; or

          (d) Any representation or warranty made or deemed made in Section 7.13 hereof by the Company shall prove to have been false or misleading as of the time made in any material respect and the Agent (acting at the direction of the Majority Banks) shall have given written notice thereof to the Company and the Company shall have failed to cure such breach of representation or warranty within 60 days after the giving of such notice by causing such representation or warranty to become true, by remedying the condition or event that is the basis of such breach or by causing such event or condition no longer to have a Material Adverse Effect or by taking such other action which has the effect of curing such breach; or

          (e) The Company shall default in the performance of any of its obligations under any of Sections 8.05, 8.06, 8.07, 8.08, 8.09, 8.14 or 8.16 hereof; or the Company or Western shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

          (f) The Company or any of its Significant Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) The Company or any of its Significant Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) file to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Significant Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Significant Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Significant Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Significant Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Significant Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Significant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j)  Any Person (including any "person" as defined in
     Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Richard A. Bernstein and/or any affiliates of Mr. Bernstein, shall acquire direct or indirect beneficial ownership of securities representing more than 50% of the total number of votes which may be cast in the election of directors of the Company by all stockholders entitled to vote in such election;

          (k) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of the Majority Banks, a Material Adverse Effect; or

          (l) The Company shall permit Western to prepay all or any portion of the outstanding principal of the Subsidiary
     Note while any Facility B Loans are then outstanding;

THEREUPON: (1) in the case of any such event (other than one referred to in paragraph (g) or (h) of this Section 9) with respect to the Company, the Agent may, and upon request of the Majority Banks shall, notify the Company that an "Event of Default" hereunder exists, and the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.01 or 5.02 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in paragraph (g) or (h) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.01 or 5.02 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          In addition, the Company agrees, upon the occurrence and during the continuance of any Event of Default if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans, and all other amounts payable by the Company hereunder and under the Notes to be due and payable, it shall, if requested by the Agent or the Majority Banks through the Agent (and, in the case of any Event of Default referred to in paragraph (f), (g) or (h) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cash collateral for the Letter of Credit Liabilities then outstanding by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent as collateral security for the prompt payment in full when due of the Letter of Credit Liabilities, and the Company hereby grants to the Agent for the benefit of the Banks a security interest in any funds so paid.


     Section 10.  The Agent and Co-Agent.

          10.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent and the Co-Agent to act as its agents hereunder with such powers as are specifically delegated to the Agent or the Co-Agent by the terms of this Agreement or any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent and the Co-Agent (which terms as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; (d) shall not be responsible to any Bank for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct and (e) shall not be responsible to the Company or the Banks for (i) determining whether or not any of the transactions contemplated hereby qualifies as a highly leveraged transaction ("HLT") as defined by any bank regulatory authority, (ii) notifying the Banks regarding the HLT status of any transaction contemplated hereby or of any change in that status or (iii) the correctness of any determination as to HLT status. Notwithstanding anything in this Agreement to the contrary, the Co-Agent shall have no duties or responsibilities hereunder other than as a Bank, and shall not have any right to take any action hereunder other than as a Bank, except that upon the resignation or removal of the Agent, the Co-Agent shall, as provided in Section 10.08 hereof, succeed to the office of Agent hereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible to any Bank for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent and the Co-Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent. The Agent shall provide to each Bank copies of financial statements and other information furnished to it as required hereby to the extent that the Company is not obligated to deliver such information directly to the Banks.

          10.02. Reliance by Agent and Co-Agent. The Agent and the Co-Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or the Co-Agent, respectively. As to any matters not expressly provided for by this Agreement, as between the Agent or the Co-Agent (on the one hand) and the Banks (on the other hand), the Agent and the Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03. Defaults. Neither the Agent nor the Co-Agent shall be deemed to have knowledge or notice of the occurrence of a Default (other than, in the case of the Agent, the non-payment of principal of or interest on Loans, Reimbursement Obligations or of commitment fees or Letter of Credit issuance fees) unless the Agent or the Co-Agent, respectively, has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks and (if such notice was received from a Bank) to the Company (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.07 hereof) take such action (or refrain from taking such action) with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04. Rights as a Bank. With respect to its Commitment and the Loans made by it, each of the Agent and the Co-Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent or the Co-Agent (as the case may be), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent and/or the Co-Agent in its individual capacity. Each of the Agent and the Co-Agent and their affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally, engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent or the Co-Agent, as the case may be, and each of the Agent and the Co-Agent and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05. Indemnification. The Banks agree to indemnify the Agent and the Co-Agent (to the extent not reimbursed under Section 11.03 hereof, but without affecting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Banks (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Co-Agent (including by any Bank) arising out of or by reason of any investigation or any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under
Section 11.03 hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any Loan Document, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06. Non-Reliance on Agent, Co-Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Agent nor the Co-Agent shall be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books and records of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, neither the Agent nor the Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or the Co-Agent or any of their affiliates.

          10.07. Failure to Act. Except for action expressly required of the Agent hereunder, each of the Agent and the Co-Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.08. Resignation or Removal of Agent or Co-Agent. Subject to the appointment and acceptance of a successor Agent or Co-Agent as provided below, either or both of the Agent or Co-Agent may resign at any time by giving notice thereof to the Banks and the Company, and either or both of the Agent or Co-Agent may be removed at any time with or without cause by Banks holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans and Letter of Credit Liabilities, or, if no Loans or Letter of Credit Liabilities are outstanding, Banks having more than 50% of the aggregate amount of the Commitments. Upon any such resignation or removal of the Agent, the Co-Agent shall succeed to the office of Agent hereunder unless the Majority Banks, with (so long as no Event of Default shall have occurred and be continuing) the consent of the Company (which consent shall not be unreasonably withheld), shall have appointed a different successor Agent. Upon any such resignation or removal of the Co-Agent, the Majority Banks shall have the right to appoint a successor Co-Agent, with (so long as no Event of Default shall have occurred and be continuing) the consent of the Company (which consent shall not be unreasonably withheld). If no successor Agent or Co-Agent (as the case may be) shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's or Co-Agent's giving of notice of resignation or the Banks' removal of the retiring Agent or Co-Agent, then the retiring Agent or Co-Agent may, on behalf of the Banks, appoint a successor Agent or Co-Agent, as the case may be (with the consent of the Company, which consent shall not be unreasonably withheld), which shall be a bank having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent or Co-Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Co-Agent, as the case may be, and the retiring Agent or Co-Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Co-Agent's resignation or removal hereunder, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Co-Agent, and the retiring Agent or Co-Agent shall continue to be responsible (to the extent set forth herein and only to such extent) for any actions taken or omitted to be taken by it in its capacity as Agent or Co-Agent while it was acting as Agent or Co-Agent hereunder.


          Section 11.  Miscellaneous.

          11.01. Waiver. No failure on the part of the Agent, the Co-Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, any Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered (in either case during normal business hours) or, in the ease of a mailed notice, upon receipt, in each case given or addressed as aforesaid. A copy of any notice to or from the Company shall be sent by mail or delivered personally to the intended recipient not later than one Business Day following the giving of such notice.

          11.03. Expenses, Etc. The Company agrees to pay or reimburse each of the Banks, the Agent and the Co-Agent for paying:
(a) all reasonable out-of-pocket costs and expenses of the Agent and the Co-Agent (including, without limitation, the reasonable fees and expenses of Weil, Gotshal & Manges, special New York counsel to the Agent), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and the extension of credit hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement, any of the Notes or any of the other Loan Documents; (b) all reasonable out-of-pocket costs and expenses of the Banks, the Agent and the Co-Agent (including reasonable consultants' and counsels' fees) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom; (ii) the enforcement of this Section 11.03; and (iii) the retention of any consultant to advise the Agent and the Banks regarding the business and affairs of the Company and its Subsidiaries; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any of the Notes or any other Loan Document.

          The Company hereby agrees to indemnify the Agent, the Co-Agent and each Bank and their respective directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any litigation, or any investigation in contemplation of litigation, or any other proceedings (including any threatened investigation or litigation or other proceedings, but excluding litigation involving only the Banks, the Co-Agent and the Agent) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder or any transaction contemplated hereby or by any other Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          Whenever the Company is obligated to indemnify the Agent, the Co-Agent, any Bank or any Issuing Bank hereunder, the Company shall not be obligated to so indemnify the Agent, the Co-Agent or any Bank or any Issuing Bank in respect of any settlement of any litigation or threatened litigation unless the Company shall have consented to such settlement. In addition, in each such instance the Company shall have the right, at its sole option and expense, to conduct and control, through counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any claim, investigation, action, suit or proceeding for which it is obligated to provide indemnification hereunder; provided, however, that no settlement of any such action, investigation, suit or proceeding shall be made without the prior written consent of the party or parties being indemnified if such settlement does not release the party or parties being indemnified from all liabilities or obligations with respect to any such claim, investigation, action, suit or proceeding; and provided, further, that if the defendants in such action, investigation, suit or proceeding include both the Company and any of the Banks, the Agent or the Co-Agent, and any Bank, the Agent or the Co-Agent shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Company and that the Company is unable or unwilling to properly assert, such Bank, the Agent or the Co-Agent (as the case may be) shall be entitled to separate counsel (at the expense of the Company) to assert such defenses.

          11.04. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks and the Company or by the Agent acting with the consent of the Majority Banks and the Company; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments,
(ii) extend the date fixed for the payment of principal of or interest on any Loan, any Reimbursement Obligation or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any commitment fee or Letter of Credit issuance fee is payable hereunder, (v) alter the terms of Section 4.02 or 4.07(b) hereof or of this Section 11.04, (vi) amend the definition of the term "Majority Banks" or (vii) waive any of the conditions precedent set forth in Section 6 hereof; and provided, further, that any amendment of Section 10 hereof shall require the consent of the Agent.

          11.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06.  Assignments and Participations.

          (a) The Company may not assign its rights or obligations hereunder or under the Notes or any other Loan Document without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may, with the consent of the Company (which consent shall not be unreasonably withheld), assign any of its Loans, its Notes, its Commitments, and its Letter of Credit Interests (but only with the consent of, in the case of an outstanding Commitment, the Agent and, in the case of a Letter of Credit Interest, each Issuing Bank); provided that,
     (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $10,000,000; and (iii) each such assignment by a Bank of its Loans, Notes, Commitments, or Letter of Credit Interests shall be made in such manner so that the same portion of each Type of its Loans, Notes, Commitments, and Letter of Credit Interests is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company, the Agent, and the Issuing Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitments, Loans, and, if applicable, Letter of Credit Interests specified in such instrument, and upon consent thereto by the Company, the Agent, and the Issuing Banks to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company, the Agent, and each Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitments, Loans, and, if applicable, Letter of Credit Interests (or portions thereof) assigned to it (in addition to the Commitments, Loans, and Letter of Credit Interests, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitments (or portions thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $2,000.

          (c) A Bank may sell or agree to sell, to one or more financial institutions organized under the laws of the United States or any state thereof or, with the consent of the Company which will not be unreasonably withheld, under the laws of any other country or political subdivision thereof, a participation in all or any part of any Loans or Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall not, except as otherwise provided in Section 4.07(c) hereof, have any rights or benefits under this Agreement, any Notes or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under Section 5 hereof in respect of Loans, Letter of Credit Interests held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Letter of Credit Interests and Commitments, and as if such Bank were funding each of such Loans, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of such Bank's Commitments,
     (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any commitment fee or Letter of Credit issuance fee hereunder payable to the Participant,
     (iii) reduce the amount of any such payment of principal, or
     (iv) reduce the rate at which interest is payable thereon, or any commitment fee or Letter of Credit issuance fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

          (d) Anything in this Section 11.06 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferrable as provided therein.
     No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) Each Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants
     (including prospective assignees and participants), subject, however, to the provisions of Section 11.12 hereof.

          11.07. Survival. The obligations of the Company under Sections 5.01, 5.02, and 11.03 hereof and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank, the Agent or the Co-Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08. Captions. The table of contents, captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each of the Company, the Agent, the Co-Agent and the Banks hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby. Each of the Company, the Agent, the Co-Agent and the Banks irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11.  Waiver of Jury Trial.  EACH OF THE COMPANY, THE
AGENT, THE CO-AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12. Confidentiality. Each of the Banks, the Agent and the Co-Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential any non-public information supplied to it by or on behalf of the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks, the Agent or the Co-Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable statute, rule or regulation or by judicial process, (ii) to counsel for any of the Banks, the Agent or the Co-Agent (provided that such counsel agrees, for the benefit of the Company, to be bound by the terms of this Section 11.12), (iii) to bank examiners, auditors or accountants, (iv) to the Agent, the Co-Agent or any other Bank, (v) in connection with any litigation relating to this Agreement or any other Loan Document to which any one or more of the Banks is a party or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit G hereto prior to the delivery of any such non-public information; and provided that in no event shall any Bank, the Agent or the Co-Agent be obligated or required to return any materials furnished by the Company; and provided, further, that (A) unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof pursuant to clause (i) or (v) above, use reasonable efforts to notify the Company of any request for disclosure of any such non-public information (other than any such request in connection with an examination of the financial condition of such Bank by, or any other regulatory matter involving, such governmental agency) sufficiently in advance of such intended disclosure to enable the Company to seek a protective order and (B) such disclosure (except pursuant to any such request in connection with an examination of the financial condition of such Bank by, or any other regulatory matter involving, such governmental agency) shall be limited to that information which counsel for the Bank, the Agent or the Co-Agent, as applicable, advises that the Bank, the Agent or the Co-Agent is legally required to disclose.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


          WESTERN PUBLISHING GROUP, INC.


               By:
                  --------------------------------------------
                  Title:

                         Address for Notices:

                         Western Publishing Group, Inc.
                         444 Madison Avenue
                         New York, New York 10022

                         Telecopier No.:  212-888-5025

                         Telephone No.:  212-688-4500

                         Attention:      Mr. Steven M. Grossman
                                 Executive Vice President &
                                       Chief Financial Officer

                         With a copy to:

                         Morgan Lewis & Bockius
                         101 Park Avenue
                         New York, New York  10178


                         Telephone No.:   212-309-6000

                         Telecopier No.:  212-309-6273

                         Attention:  Mitchell N. Baron, Esq.

Facility A
Commitment                    FLEET BANK
$ 3,000,000

Facility B                      By:--------------------------
Commitment                       Title:
$23,000,000

                              Lending Office:
Letter of Credit                Fleet Bank
Commitment                      56 East 42nd Street
$ 2,000,000                     New York, New York 10017


                              Address for Notices:

                              Fleet Bank
                              56 East 42nd Street
                              New York, New York 10017


                              Telephone No.:  212-907-5118

                              Telecopier No.:  212-907-5614

                              Attention:     Mr. Peter C. Hall
                                             Vice President

Facility A
Commitment                      THE BANK OF NEW YORK
$ 1,875,000

                              By:------------------------------------
Facility B                        Title:
Commitment                      Lending Office:
$14,375,000                     The Bank of New York
                              One Wall Street
                              New York, New York 10286
Letter of Credit
Commitment
$ 1,250,000                     Address for Notices:

                              The Bank of New York
                              One Wall Street
                              New York, New York 10286


                              Telephone No.:  212-635-7214

                              Telecopier No.:  212-635-1480


                              Attention:    Mr. Richard Hebner
                                            Vice President

Facility A
Commitment                      CREDIT LYONNAIS
$ 1,500,000

                              By:----------------------------
Facility B                      Title:
Commitment
$11,500,000                   By:----------------------------
                                Title:

Letter of Credit                Lending Office:
Commitment
$ 1,000,000
                              Credit Lyonnais, New York Branch
                              1301 Avenue of the Americas
                              New York, New York 10019



                              Address for Notices:

                              Credit Lyonnais, New York Branch
                              1301 Avenue of the Americas
                              New York, New York 10019


                              Telephone No.:  212-261-7343

                              Telecopier No.:  212-459-3179

                              Attention:    Ms. Silvana Burdick
                                            Vice President

Facility A
Commitment                      THE DAIWA BANK, LTD.
$ 1,500,000
                               By:------------------------------
Facility B                        Title:
Commitment
$11,500,000                     Lending Office:

                              The Daiwa Bank, Ltd.
Letter of Credit                233 S. Wacker Drive
Commitment                      Suite 5400
$ 1,000,000                     Chicago, Illinois 60606


                              Address for Notices:

                              The Daiwa Bank, Ltd.
                              450 Lexington Avenue
                              Suite 1700
                              New York, NY 10017


                              Telephone No.:  212-808-2338

                              Telecopier No.: 212-818-0865

                              Attention:  Mr. James H. Broadley
                                          Vice President

Facility A
Commitment                      MELLON BANK, N.A.
$ 1,500,000

                              By:---------------------------------
Facility B                       Title:
Commitment
$11,500,000                     Lending Office:

Letter of Credit                Mellon Bank, N.A.
Commitment                      One Mellon Bank Center, #4835
$ 1,000,000                     Pittsburgh, Pennsylvania 15258


                              Address for Notices:

                              Mellon Bank, N.A.
                              One Mellon Bank Center, #4835
                              Pittsburgh, Pennsylvania 15258


                              Telephone No.:  412-234-1055

                              Telecopier No.: 412-234-0286

                              Attention:     Ms. Brigitte R. Bouchat
                                             Vice President

Facility A
Commitment                      NATIONAL WESTMINSTER BANK USA
$ 1,500,000

                              By:-----------------------------------
Facility B                       Title:
Commitment
$11,500,000
                              Lending Office:

Letter of Credit                National Westminster Bank USA
Commitment                      592 Fifth Avenue
$ 1,000,000                     New York, New York 10036

                              Address for Notices:

                              National Westminster Bank USA
                              592 Fifth Avenue
                              New York, New York 10036


                              Telephone No.:  212-602-2557

                              Telecopier No.: 212-602-2080

                              Attention:   Mr. Philip Sorace
                                           Vice President

Facility A
Commitment                      STANDARD CHARTERED BANK
$ 1,500,000

                              By:-------------------------------
Facility B                       Title:
Commitment
$11,500,000                     Lending Office:
                              Standard Chartered Bank,
Letter of Credit                New York Branch
Commitment                      160 Water Street
$ 1,000,000                     New York, New York 10022


                              Address for Notices:

                              Standard Chartered Bank,
                              New York Branch
                              160 Water Street
                              New York, New York 10022

                              Telephone No.:  212-612-0242

                              Telecopier No.: 212-612-0225

                              Attention:  Mr. Brian Talor
                                          Assist. Vice President

Facility A
Commitment                      NORWEST BANK MINNESOTA, NATIONAL
$1,125,000                         ASSOCIATION

                              By:----------------------------------
                                Title:
Facility B
Commitment                      Lending Office:
$8,625,000
                                Norwest Bank Minnesota, N.A.
Letter of Credit                  Sixth and Marquette Streets
Commitment                        Minneapolis, Minnesota
$750,000

                              Address for Notices:

                                Norwest Bank
                                Corporate Banking Offices
                                Suite 1200
                                100 East Wisconsin Avenue
                                Milwaukee, Wisconsin 53233


                              Telephone No.:  414-224-3793

                              Telecopier No. 414-224-3795

                              Attention:  Ms. Irene Hogan
                                          Vice President

Facility A
Commitment                      THE FIRST NATIONAL BANK OF
BOSTON
$ 1,500,000

                              By:-----------------------------------
                                Title:
Facility B
Commitment                        Lending Office:
$11,500,000
                                The First National Bank of
Boston
Letter of Credit                  100 Federal Street
Commitment                        Boston, Massachusetts 02110
$ 1,000,000

                              Address for Notices:

                                The First National Bank of
Boston
                                100 Federal Street
                                Boston, Massachusetts 02110



                              Telephone No.:  617-434-1809

                              Telecopier No.: 617-434-1508

                              Attention:  Mr. William Kelly
                                          Vice President

                              FLEET BANK,
                               as Agent


                              By ___________________
                                 Title:

                              Address for Notices to
                                Fleet as Agent:

                              56 East 42nd Street
                              New York, New York 10017

                              Attention:  Mr. Peter C. Hall

                              Telecopier No.:  212-907-5614

                              Telephone No.:  212-907-5118

                              THE BANK OF NEW YORK,
                                as Co-Agent


                              By ____________________
                                 Title:

                              Address for Notices to
                                Co-Agent:

                              One Wall Street
                              New York, New York 10286

                           Telecopier No.:  212-635-1480

                           Telephone No.:  212-635-7214

                           Attention:  Mr. Richard Hebner

                         [Form of Facility A Note]

                              PROMISSORY NOTE
                               (Facility A)

$______________                                                May 31, 1994
                                                         New York, New York


     FOR VALUE RECEIVED, WESTERN PUBLISHING GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to _________________ (the "Bank"), for account of its respective Lending Office provided for by the Credit Agreement referred to below, at the principal office of Fleet Bank at 56 East 42nd Street, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Facility A Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Facility A Loan, at such office, in like money and funds, for the period commencing on the date of such Facility A Loan until such Facility A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date and amount of each Facility A Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Facility A Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Facility A Note is one of the Facility A Notes referred to in the Amended and Restated Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of May 31, 1994, between the Company, the banks named therein and Fleet Bank, as Agent, and evidences Facility A Loans made by the Bank thereunder. Capitalized terms used in this Facility A Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Facility A Note upon the occurrence of certain events and for prepayments of Facility A Loans upon the terms and conditions specified therein.

     This Facility A Note is entitled to the benefits of certain guarantees and is secured as provided in the Loan Documents (as defined in the Credit Agreement).

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Company.

     Except as permitted by Section 11.06(b) of the Credit
Agreement, this Facility A Note may not be assigned by the Bank to any other Person.

     This Facility A Note shall be governed by, and construed in accordance with, the law of the State of New York.


                         WESTERN PUBLISHING GROUP, INC.


                         By------------------------------------
                           Title:

                       SCHEDULE OF FACILITY A LOANS


     This Facility A Note evidences Facility A Loans made under the within-described Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:



                    Principal         Amount       Unpaid
                    Amount            Paid or      Principal     Notation
Date Made           of Loan           Prepaid      Amount        Made by
- - ---------           ---------         -------      ---------     -------

                                                               EXHIBIT A-2


                         [Form of Facility B Note]

                              PROMISSORY NOTE
                               (Facility B)

$______________                                                May 31, 1994
                                                         New York, New York


     FOR VALUE RECEIVED, WESTERN PUBLISHING GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to _________________ (the "Bank"), for account of its respective Lending Office provided for by the Credit Agreement referred to below, at the principal office of Fleet Bank at 56 East 42nd Street, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Facility B Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Facility B Loan, at such office, in like money and funds, for the period commencing on the date of such Facility B Loan until such Facility B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date and amount of each Facility B Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Facility B Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This Facility B Note is one of the Facility B Notes referred to in the Amended and Restated Credit Agreement (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of May 31, 1994, between the Company, the banks named therein and Fleet Bank, as Agent, and evidences Facility B Loans made by the Bank thereunder. Capitalized terms used in this Facility B Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Facility B Note upon the occurrence of certain events and for prepayments of Facility B Loans upon the terms and conditions specified therein.

     This Facility B Note is entitled to the benefits of certain guarantees and is secured as and to the extent provided in the Loan Documents (as defined in the Credit Agreement).

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Company.

     Except as permitted by Section 11.06(b) of the Credit
Agreement, this Facility B Note may not be assigned by the Bank to any other Person.

     This Facility B Note shall be governed by, and construed in accordance with, the law of the State of New York.


                         WESTERN PUBLISHING GROUP, INC.


                         By---------------------------------
                           Title:

                       SCHEDULE OF FACILITY B LOANS


     This Facility B Note evidences Facility B Loans made under the within-described Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:



                  Principal       Amount      Unpaid
                  Amount          Paid or     Principal      Notation
Date Made         of Loan         Prepaid     Amount         Made by
- - ---------         -------         -------     -------        --------

                                                       EXHIBIT B


                            GUARANTEE AGREEMENT

          GUARANTEE AGREEMENT dated as of _____ __, 199_ made by WESTERN PUBLISHING COMPANY, INC., a corporation duly organized and validly existing under the laws of Delaware (the
"Guarantor").

          Western Publishing Group, Inc., a Delaware corporation (the "Company"), certain banks and Fleet Bank, as agent for said banks (in such capacity, together with its successors in such capacity, the "Agent") and The Bank of New York, as co-agent for the Banks (the "Co-Agent") are parties to an Amended and Restated Credit Agreement dated as of May 31, 1994 (as amended and in effect from time to time, the "Credit Agreement"), which provides, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said banks to the Company in an aggregate principal or face amount not exceeding $140,000,000.

          Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions.  Terms defined in the Credit
Agreement are used herein as defined therein.

          Section 2.  The Guarantee.

          2.01 The Guarantee. The Guarantor hereby guarantees to each Bank and the Agent and their respective successors and assigns (to the extent permitted by the Credit Agreement) the prompt payment in full as and when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Company under the Credit Agreement and under the Notes and all Reimbursement Obligations, and interest thereon, in each case strictly in accordance with the terms thereof. The obligations of the Company guaranteed pursuant to the immediately preceding sentence are hereinafter collectively called the "Guaranteed Obligations". The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, upon demand by the Agent, and that in the case of an extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02 Obligations Unconditional. The obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the Notes or any other agreement or instrument evidencing any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

               (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) the maturity of any of the Guaranteed
     Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iii) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Company under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          2.03 Reinstatement. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

          2.04 Subrogation. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Banks under the Credit Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in
Section 2.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the holders of the Guaranteed Obligations, the obligations of the Company under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances expressly provided for in said Section 9), for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

          2.06  Continuing Guarantee.  The guarantee in this
Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 3.  Representations and Warranties.  The
Guarantor represents and warrants to the Banks and the Agent that:

          3.01 Corporate Existence. Each of the Guarantor and its Subsidiaries: (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;
(b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations or business taken as a whole of the Guarantor and its Consolidated Subsidiaries.

          3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          3.03 Corporate Action. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and
(b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the validity or enforceability hereof.

          Section 4.  Miscellaneous.

          4.01 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          4.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New
York.

          4.03 Waivers, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Agent (with the consent of the Banks as specified in the Credit Agreement). Any such amendment or waiver shall be binding upon each holder of any of the Guaranteed Obligations and the Guarantor.

          4.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the holders of the Guaranteed Obligations (to the extent permitted by the Credit
Agreement).

          4.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          4.06 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed as of the day and year first above written.


                              WESTERN PUBLISHING COMPANY, INC.



                              By----------------------------------
                                Title:

                        FORM OF PLEDGE AGREEMENT


          PLEDGE AGREEMENT, dated as of June 7, 1994, made by Western Publishing Group, Inc., a Delaware corporation
     (the "Company"), to Fleet Bank, as agent for the financial institutions party to the Credit Agreement referred to below
          (in such capacity, the "Agent").


                        W I T N E S S E T H:

          WHEREAS, the Company has entered into an Amended and Restated Credit Agreement , dated as of May 31, 1994, with the financial institutions party thereto (the "Banks"), the Agent and the Bank of New York, as Co-Agent (said Agree-ment, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

          WHEREAS, the Company is the legal and beneficial owner of the Indebtedness described in Schedule I hereto and issued by the obligor named therein (the "Pledged Debt");
     and

          WHEREAS, it is a condition precedent under the Credit Agreement to its effectiveness and to the making of the Loans and the issuance of Letters of Credit that the Company shall have made the pledge contemplated by this Agreement;

          NOW, THEREFORE, in consideration of the premises and to induce the Banks to make the Loans and to issue Letters of Credit, the Company hereby agrees with the Agent on behalf and for the ratable benefit of the Banks as follows:

          SECTION 1.  Pledge.  The Company hereby pledges to
     the Agent on behalf and for the ratable benefit of the Banks, and grants to the Agent on behalf and for the ratable benefit of the Banks a security interest in, the following (the "Pledged Collateral"):


             (i)  all of the Pledged Debt; and

            (ii) all notes or other instruments evidencing the Indebtedness referred to in clause (i) above; and

            (iii) all cash, interest, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

          SECTION 2. Security for Obligations. This Agreement secures and the Pledged Collateral is security for the full and prompt payment when due (whether at stated matur-ity, by acceleration or otherwise) of, and the performance of, the Company's obligations with respect to the Facility A Loans, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise (the "Obligations").

          SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discre-tion and without notice to the Company, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time to exchange certifi-cates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  Representations and Warranties.  The
     Company makes the following representations:

          (a) The Pledged Debt has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default.

          (b) The Company is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the Lien created by this Agreement.

          (c) The pledge of the Pledged Debt pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent on behalf and for the ratable benefit of the Banks securing the payment of all of the Obligations.

          (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by the Company of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Company, or (ii) for the exercise by the Agent of the rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

          SECTION 5.  Further Assurances, Etc.  (a)  The
     Company agrees that at any time and from time to time, at the reasonable cost and expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as the Agent may reasonably request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) The Company agrees to defend the title to the Pledged Collateral and the Lien thereon of the Agent against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Obligations.

               SECTION 6.  Interest; Etc.

          (a) As long as no Default or Event of Default shall have occurred and be continuing:

              (i) The Company shall be entitled to receive and retain any and all interest paid in respect of the Pledged Collateral, other than any and all

                    (A)  interest paid or payable other than
               in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

                    (B)  cash paid, payable or otherwise
               distributed in payment of the principal of, in redemption of, or in exchange for, any Pledged Collateral,

          all of which shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Company, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

             (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such instruments as the Company may reasonably request for the purpose of enabling the Company to receive the interest payments which it is authorized to receive and retain pursuant to paragraph (i) above.

          (b) Upon the occurrence and during the continu-ance of a Default or an Event of Default:

              (i) All rights of the Company to receive the interest payments which it would otherwise be authorized to receive and retain pursuant to
           Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such interest payments.

             (ii) All interest payments which are received by the Company contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

             (iii)  The Company shall, if necessary to
           permit the Agent to receive all distributions which it may be entitled to receive under Section 6(b)(i) above, execute and deliver to the Agent, from time to time and upon written notice of the Agent, appropriate instruments as the Agent may reasonably request. The foregoing shall not in any way limit the Agent's power and authority granted pursuant to Section 8 hereof.

          SECTION 7.  Transfers and Other Liens.  The
     Company agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created pursuant to this Agreement.

          SECTION 8. Agent Appointed Attorney-in-Fact. The Company hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Company representing any interest payment or other distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Agent agrees that, except upon the occurrence and during the continuance of any Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Agent pursuant to this Section 8. The Company hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Obligations are paid in full.

          SECTION 9.  Agent May Perform.  If the Company
     fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection there-with shall be payable by the Company under Section 12 hereof and constitute Obligations secured hereby.

          SECTION 10. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that neither the Agent nor any Bank shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any Bank has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          SECTION 11.  Remedies upon Default.  If any Event
     of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed there-for, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Com-pany hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Col-lateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (b) The Company recognizes that the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, even if the Company would agree to do so.

          (c) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Company shall, from time to time, furnish to the Agent all such information as the Agent may request in order to determine the number of instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) Any cash held by the Agent as Pledged Col-lateral and all cash proceeds received by the Agent in re-spect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent:

          First, to the payment of the costs and expenses of such sale, including, without limitation, reasonable ex-penses of the Agent and its agents including the reasonable fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith or pursuant to Section 9 hereof;

          Next, to the Banks, pro rata, for the payment in full of the Obligations; and

          Finally, after payment in full of all of the Obligations, to the payment to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          SECTION 12.  Expenses.  The Company will upon
     demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or pres-ervation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Agent and the Banks, or (iv) the failure by the Company to perform or observe any of the provisions hereof.

          SECTION 13.  Security Interest Absolute.  All
     rights of the Agent and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

             (i)  any lack of validity or enforceability
           of any provision of the Credit Agreement, the Facility A Notes or any other Loan Document or any other agreement or instrument relating thereto;

             (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Credit Agreement, the Facility A Notes or any other Loan Document;

            (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Obligations; or

            (iv)  any other circumstance which might
           otherwise constitute a defense available to, or a discharge of, the Company or a pledgor.

          SECTION 14.  Amendments, Etc.  No amendment or
     waiver of any provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Banks and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 15.  Addresses for Notices.  All notices
     and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Company, the Agent or any Bank, addressed to the Company, the Agent or such Bank, as the case may be, at its address specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, de-livered to the cable company or delivered by hand to the addressee or its agent, respectively.

          SECTION 16.  Continuing Security Interest; Trans-
     fer of Facility A Notes or Obligations. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations, (ii) be binding upon the Company, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of and be enforceable by the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer any Facility A Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise with respect to such of the Facility A Notes or Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.06 of the Credit Agreement in respect of assignments. Upon the payment in full (after the Commitment Termination Date) of the Obligations, the Company shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 17.  Governing Law; Severability; Terms.
     This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless other-wise defined herein or in the Credit Agreement, terms de-fined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

          SECTION 18.  Waiver of Jury Trial.  The Company
     waives any right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other loan document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

          SECTION 19.  Section Titles.  The Section titles
     contained in this Agreement are and shall be without sub-stantive meaning or content of any kind whatsoever and are not part of this Agreement.

          SECTION 20. Appointment as Representative. The Company hereby irrevocably appoints and constitutes the Agent its sole Representative under the Subsidiary Security Agreement for as long as the pledge arising hereunder shall be continuing, with sole right, power and authority to exercise the rights and remedies of the Company under the Subsidiary Security Agreement, and the Company shall not have any right, power or authority to exercise any of such rights or remedies independently during such period; provided, however, that any proceeds realized by the Agent in its capacity as such Representative as a result of the exercise of such rights and remedies shall be applied as provided in Section 8 of the Subsidiary Security Agreement. The Company shall execute and deliver (or cause to be executed and delivered) to the Agent all such instruments as the Agent may reasonably request to exercise such rights and remedies as such Representative.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                   WESTERN PUBLISHING GROUP, INC.


                              By:------------------------------------
                                 Title:


     Accepted and Acknowledged:


     FLEET BANK, as Agent


     By:-------------------------------
        Title:

                         SCHEDULE I TO PLEDGE AGREEMENT


     Attached to and forming a part of that certain Pledge
     Agreement, dated as of June 7, 1994, by Western Publishing
     Group, Inc. to Fleet Bank, as Agent.



                                                        Original
                     Description        Final           Principal
 Debt Issuer         of Debt            Maturity        Amount
 ----------          -----------        --------        -----------

Western Publishing   Secured            May 31, 1995    Up to
Company, Inc.        Revolving                          $15,000,000
                     Demand Note

                        WESTERN PUBLISHING COMPANY, INC.

                         SECURED REVOLVING DEMAND NOTE
                         -----------------------------

     $15,000,000.00                                      New York, New York
                                                               June 7, 1994


          FOR VALUE RECEIVED, the undersigned, WESTERN
     PUBLISHING COMPANY, INC. a Delaware corporation ("Issuer"), hereby promises to pay to the order of WESTERN PUBLISHING GROUP, INC., a Delaware corporation, or its assigns ("Holder"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), or such lesser principal amount as may be outstanding hereunder, on the earlier of (a) May 31, 1995 and (b) demand therefor by Holder, but only if, as long as this Note is pledged to the Agent (as hereinafter defined), such demand is accompanied by the written consent thereto of the Agent.

          Section 1. Definitions. Unless otherwise defined herein, capitalized terms shall have the respective meanings assigned to such terms in the Amended and Restated Credit Agreement dated as of May 31, 1994 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement"), between the Holder, the banks named therein and Fleet Bank, as agent for such banks (the "Agent").

          Section 2.  Advances.  Holder shall, for Issuer's
     use and upon the request of Issuer therefor, make available to Issuer advances in an aggregate amount outstanding which shall not at any time exceed $15,000,000, consisting solely of proceeds of Facility A Loans made to Holder pursuant to the Credit Agreement. Issuer may borrow, repay and reborrow under this Section 2.

          Section 3. Interest. (a) Issuer promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the annual interest rate equal to the Base Rate. Any change in the Base Rate shall be effective on the Business Day on which such change became effective.

          (b) Interest under this Note shall be computed daily on the basis of a 365 or 366 day year, as the case may be, and the actual days elapsed. Interest shall be payable in lawful money of the United States of America quarterly in arrears on each Quarterly Date, together with all reasonable out-of-pocket costs, expenses and attorneys' fees actually and reasonably incurred in connection with (i) any action to collect this Note or to foreclose any security interest granted to the Holder pursuant to the Subsidiary Security Agreement, (ii) any other document securing this Note or in protecting or sustaining the security interest granted to the Holder pursuant to the Subsidiary Security Agreement, and (iii) any other agreement or in any litigation or controversy arising from or connected with the Subsidiary Security Agreement, any other agreement relating thereto or this Note.

          Section 4.  Events of Default.  If (i) Issuer
     fails to pay the principal hereof to Holder when due (whether at maturity, upon demand in accordance with the provisions hereof, upon acceleration or otherwise; (ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Issuer or of a substantial part of Issuer's property, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law,
     (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Issuer, or for a substantial part of Issuer's property, or (C) the winding-up or liquidation of Issuer, and such proceeding or petition shall continue undismissed for thirty (30) days, or an order or decree approving or ordering any of the foregoing shall be entered; (iii) Issuer shall file a petition or answer or consent seeking relief under any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar law, or Issuer shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator (or other similar official) of Issuer or of any substantial part of Issuer's property, or Issuer shall become unable, admit in writing its inability or fail generally to pay its debts as such debts become due, or take action in furtherance of any such action; (iv) Issuer merges or consolidates with any other entity and is not the surviving entity, or sells, leases, transfers or otherwise disposes of all or substantially all of its property or assets; (v) the Agent has notified the Issuer and the Holder in writing that any Event of Default under the Credit Agreement has occurred and is continuing (each occurrence described in clause (i), (ii), (iii), (iv) or (v) above being hereinafter referred to as an "Event of Default"); then, in each case, this Note, all interest hereon and all other amounts payable under this Note shall be forthwith due and payable, without presentation, demand, protest or further notice of any kind, all of which are hereby expressly waived by Issuer.

          Section 5. No Waiver. No failure on the part of Holder to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          Section 6.  Amendments, Etc.  No amendment or
     waiver of any provision of this Note, nor consent to any departure by Issuer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and, if this Note is then pledged to the Agent, consented to in writing by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 7. Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and shall either be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

               (a)  if to Holder, at:

                    Western Publishing Group, Inc.
                    444 Madison Avenue
                    New York, New York  10022
                    Attention:  Mr. Steven M. Grossman
                    Telecopy Number:  (212) 888-5025

                         with a copy to:

                    Fleet Bank
                    56 East 42nd Street
                    New York, New York 10017
                    Attention:  Mr. Peter C. Hall
                    Telecopy Number: (212) 907-5614

               (b)  if to Issuer, at

                    Western Publishing Company, Inc.
                    444 Madison Avenue
                    New York, New York  10022
                    Attention:  Mr. Steven M. Grossman
                    Telecopy Number: (212) 888-5025

                         with a copy to:

                    Fleet Bank
                    56 East 42nd Street
                    New York, New York 10017
                    Attention:  Mr. Peter C. Hall
                    Telecopy Number: (212) 907-5614

or at such other address as may be substituted by notice given as herein provided.

          Section 8.  Payments.  (a) Issuer will make
     payments of principal and interest, in accordance with this Note, (i) by certified check payable to the order of the Holder of this Note duly mailed or delivered to Holder at its address specified in Section 7, or at such other address as Holder may designate in writing, or (ii) if requested by Holder, by wire transfer to Holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein with respect to the place of payment. All such payments shall be made in federal or other immediately available funds.

          (b) Issuer agrees that upon the occurrence and during the continuance of an Event of Default, after judgment or on and after maturity, the indebtedness of this Note shall bear interest at an annual interest rate of two percent (2.0%) above the Base Rate.

          Section 9.  Security.  As collateral security for
     the payment when due of all obligations of Issuer hereunder, Holder is entitled to the benefits of the Subsidiary
     Security Agreement.

          Section 10.  Waiver by Issuer.  Presentment,
     protest and notice of nonpayment and protest are hereby waived by Issuer.

          Section 11.  Third Party Beneficiary.  For as long
     as this Note is pledged to the Agent, the provisions referring to the Agent set forth in this Note are intended to inure to the benefit of the Agent, and the Agent shall be entitled to enforce the same against the Issuer and the Holder.

          Section 12.  Governing Law.  This Note shall be
     governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              WESTERN PUBLISHING COMPANY, INC.


                              By:----------------------------
                                  Name:
                                  Title:

                           SECURITY AGREEMENT


          SECURITY AGREEMENT, dated June 3, 1994, made by
     WESTERN PUBLISHING COMPANY, INC., a Delaware corporation
     (the "Grantor") in favor of WESTERN PUBLISHING GROUP, INC., a Delaware corporation, its successors and assigns (the
     "Secured Party").

                             W I T N E S S E T H :

          WHEREAS, the Grantor has issued to the Secured
     Party that certain Secured Revolving Demand Note dated June 3, 1994 (the "Note"), which evidences advances by the Secured Party of the proceeds of certain Facility A Loans borrowed by the Secured Party under that certain Amended and Restated Credit Agreement dated as of June 3, 1994 (as amended, modified and supplemented and from time to time in effect, the "Credit Agreement") between the Secured Party, the banks named therein (the "Banks"), Fleet Bank, as Agent (the "Agent"), and The Bank of New York, as Co-Agent; and

          WHEREAS, the Credit Agreement and the Note contemplate that the Grantor and the Secured Party shall have entered into this Agreement, and the Grantor and the Secured Party desire to do so;

          NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to make advances under the Note and the Banks to make Facility A Loans under the Credit Agreement, the Grantor hereby agrees with the Secured Party as follows:

          1. Defined Terms. Capitalized terms used in this Agreement without definition have the respective meanings assigned to such terms in the Credit Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Account" means any "account," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the pro-ceeds of said purchase orders and contracts, and
          (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

           "Account Debtor" means any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

           "Chattel Paper" means any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor.

           "Collateral" has the meaning assigned to such term in Section 2 of this Agreement.

           "Contracts" means all contracts, undertakings or other agreements (other than Chattel Paper, Documents or Instruments) with respect to an Account or Inventory, in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to the terms of payment or the terms of performance of an Account.

           "Documents" means any "document," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Grantor.

           "Event of Default" has the meaning assigned to such term in the Note.

           "Instrument" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

           "Inventory" means any "inventory," as such term is defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by the Grantor, and wherever located, and, in any event, includes without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

           "Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and
           (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

           "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

           2.  Grant of Security Interest.

           (a)  As collateral security for the full and
           prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all principal, interest and other obligations of the Grantor under the Note (the "Obligations") and to induce the Banks to make the Facility A Loans pursuant to the Credit Agreement and the Secured Party to make advances under the Note, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest in all of the Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

              (i)  all Accounts;

             (ii)  all Contracts and any and all claims of
            the Grantor for damages arising out of or for breach of or a default under any Contract and the right of the Grantor to perform or to compel performance under any Contract and to exercise all remedies thereunder;

            (iii)  all Inventory; and

             (iv) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing.

          3.  Rights of the Secured Party; Limitations on
      Secured Party's Obligations.

             (a) It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obli-gations to be observed and performed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Secured Party shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in any Contract to the Secured Party or the receipt by the Secured Party of any payment relating to any Contract pursuant hereto, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

             (b) The Secured Party authorizes the Grantor, or any representative designated in writing by the Grantor (each, a "Representative"), to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and the Secured Party or its Representative may, upon the occurrence and during the continuance of any Event of Default and without notice, limit or terminate said authority at any time for the duration of the continuance of any Event of Default.
          If required by the Secured Party or its Representative at any time during the continuance of any Event of Default, any Proceeds, when first collected by the Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by the Grantor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Secured Party or its Representative and subject to withdrawal only by the Secured Party or its Representative, as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Grantor for and as the Secured Party's property and shall not be commingled with the Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. If an Event of Default has occurred and is continuing, upon demand by the Secured Party or its Representative, the Grantor shall deliver to the Secured Party or its Representative all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limi-tation, all original orders, invoices and shipping receipts.

             (c) The Secured Party or its Representative may at any time, upon the occurrence and during the continuance of any Event of Default, after first notifying the Grantor of its intention to do so, notify Account Debtors of the Grantor, and parties to Contracts of the Grantor, that the Accounts and the right, title and interest of the Grantor in and under such Contracts have been assigned to the Secured Party and that payments shall be made directly to the Secured Party or its Representative. Upon the request of the Secured Party or its Representative, the Grantor will so notify such Account Debtors and parties to such Contracts. Upon the occurrence and during the continuance of an Event of Default, the Secured Party or its Representative may in its own name or in the name of others communicate with such Account Debtors and parties to such Contracts to verify with such Persons to the Secured Party's or its Representative's satisfaction the existence, amount and terms of any such Accounts and Contracts.

             (d) Upon reasonable prior notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Secured Party or its Representative shall have the right to perform reconciliations of the Accounts, test trial balances of the Accounts, make test verifications (confirmations) of the Secured Party's or its Representative's selection of Accounts and physical verifications of the Inventory in any manner and through any medium that it reasonably considers advis-able, and the Grantor agrees to furnish all such reasonable assistance and information as the Secured Party or its Representative reasonably may require in connection therewith. The Grantor, at its own reasonable cost and expense, upon request by the Secured Party or its Representative (which may be made not more than once during any fiscal year in the absence of an Event of Default), will cause Deloitte & Touche, or other certified independent public accountants selected by the Grantor and reasonably satisfactory to the Secured Party or its Representative, to prepare and deliver to the Secured Party and its Representative, at any time and from time to time promptly upon the Secured Party's request, the following reports as of any fiscal month-end: (i) a reconciliation of its Accounts, (ii) an aging of its Accounts, (iii) trial balances of its Accounts, and
          (iv) a test verification (confirmation) of the Secured Party's or its Representative's selection of Accounts, in each case as the Secured Party or its Representative reasonably may request. The Grantor at its expense will cause Deloitte & Touche, or other certified independent public accountants selected by the Grantor and reasonably satisfactory to the Secured Party or its Representative, to prepare and deliver to the Secured Party and its Representative the results of the annual cycle count of its Inventory made or observed by such accountants.

            4. Representations and Warranties. The Grantor hereby represents and warrants to the Secured Party, the Agent and the Banks as follows:

            (a) The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement and other Permitted Liens. No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to the Secured Party or its Representative.

            (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Secured Party pursuant to this Agreement or such as relate to other Permitted Liens.

            (c) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing first priority Lien on the Collateral, prior to all other Liens except Permitted Liens. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

            (d) The Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory are set forth on Schedule II hereto.

            (e) The amount represented by the Grantor to the Secured Party or its Representative from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor will at such time be, to the best of Grantor's knowledge, the correct amount actually and unconditionally owing by such Account Debtors thereunder.

            5. Covenants. The Grantor covenants and agrees with the Secured Party and the Agent, on behalf of the Banks, that from and after the date of this Agreement and until the Obligations are fully satisfied:

            (a)  Further Documentation; Pledge of Instruments.
          At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party or its Representative may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using all commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, and transferring Collateral to the Secured Party's or its Representative's possession (if a security interest in such Collateral can be perfected by possession). The Grantor also hereby authorizes the Secured Party or its Representative to file any such financing or continua-tion statement without the signature of the Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, the Grantor agrees to pledge such Instrument to the Secured Party and shall duly endorse such Instrument in a manner reasonably satisfactory to the Secured Party or its Representative and deliver the same to the Secured Party or its Representative.

            (b) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfac-tory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. For the Secured Party's further security, the Grantor agrees that the Secured Party shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, the Grantor shall deliver and turn over any reasonable portion of such books and records to the Secured Party or to its Representative at any time on demand of the Secured Party or its Representative.

            (c) Indemnification. In any suit, proceeding or action brought by the Secured Party relating to any Account, Contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Contract or Instrument, the Grantor will save, indemnify and keep the Secured Party and its Representative harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Secured Party or its Representative.

            (d) Compliance with Laws, Etc. The Grantor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided, however, that the Grantor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Secured Party or its Representative, adversely affect the Secured Party's rights hereunder or adversely affect the first priority of its Lien on and security interest in the Collateral.

            (e) Payment of Obligations. The Grantor will pay promptly when due all taxes, assessments and govern-mental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such amount need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such amount is adequately reserved against in accordance with and to the extent required by GAAP.

            (f) Compliance with Terms of Accounts, Etc. In all material respects, the Grantor will comply with and perform with all obligations, covenants, conditions and agreements with respect to any Account, Contract and all other agreements relating to the Collateral to which it is a party or by which it is bound.

            (g)  Limitation on Liens on Collateral.  The
          Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Col-lateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Grantor's rights under the Contracts and Instruments and to the Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

            (h)  Limitations on Modifications of Accounts.
          Upon the occurrence and during the continuance of any Default or Event of Default, the Grantor will not, without the Secured Party's or its Representative's prior written consent, grant any extension of the time of payment of any of the Accounts or Instruments, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

            (i) Maintenance of Insurance. The Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring its Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and
          (ii) insuring the Grantor and the Secured Party against liability for personal injury and property damage relating to such Inventory, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and, no later than thirty days after the date hereof, shall name the Secured Party as an additional insured with a lender loss payable clause in favor of the Secured Party. The Grantor shall, if so requested by the Secured Party or its Representative, deliver to the Secured Party or its Representative as often as the Secured Party or its Representative may reasonably request, a report of a reputable insurance broker satisfactory to the Secured Party or its Representative
          with respect to the insurance on its Inventory.   All
          insurance with respect to the Inventory, no later than thirty days after the date hereof, shall (i) contain a clause which provides that the Secured Party's interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the Secured Party and its Representative of written notice thereof.

            (j) Limitations on Disposition. The Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Credit Agreement.

            (k) Further Identification of Collateral. The Grantor will, if so requested by the Secured Party or its Representative, furnish to the Secured Party or its Representative, as often as the Secured Party or its Representative reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

            (l) Notices. The Grantor will advise the Secured Party and any Representative promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

            (m) Right of Inspection. Upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Secured Party and its Representative shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Secured Party or its Representative may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Secured Party or its Representative, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Secured Party and its Representative shall also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

            (n) Continuous Perfection. The Grantor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Secured Party and its Representative at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Secured Party or its Representative to amend such financing statement or continuation state-ment so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records or change the location of its Inventory, each as set forth on Schedule II hereto, unless it has taken such action as is necessary to cause the security interest of the Secured Party in the Collateral to continue to be perfected.

          6.  The Secured Party's Appointment as
     Attorney-in-Fact. (a) The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, including its Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Secured Party's or its Representative's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Secured Party or its Representative may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party and its Representative the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

               (i)  to ask, demand, collect, receive and
             give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party or its Representative for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party or its Representative for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

               (ii)  to pay or discharge taxes, Liens,
             security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

              (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or its Representative or as the Secured Party or its Representative shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party or its Representative may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party or its Representative were the absolute owner thereof for all purposes, and to do, at the Secured Party's or its Representative's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Secured Party or its Representative reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

            (b) The Secured Party and its Representative each agrees that, except upon the occurrence and during the continuance of any Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Secured Party pursuant to this Section
          6. The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full.

            (c) The powers conferred on the Secured Party and its Representative hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party or its Representative shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party, its Representative nor any of their respective officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for their respective own gross negligence or willful misconduct.

            (d) The Grantor also authorizes the Secured Party or its Representative, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          7.  Performance by the Secured Party of the
     Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Secured Party or its Representative, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Secured Party or its Representative incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Note, shall be payable by the Grantor to the Secured Party or its Representative on demand and shall constitute Obligations secured hereby.

          8.  Remedies, Rights Upon an Event of Default.

            (a) If any Event of Default shall occur and be continuing, the Secured Party or its Representative may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Secured Party or its Representative, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Secured Party's or its Representative's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party or its Representative shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Secured Party's or its Representative's request, to assemble the Collateral and make it available to the Secured Party or its Representative at places which the Secured Party or its Representative shall reasonably select, whether at the Grantor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Secured Party account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Party or its Representative arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Secured Party or its Representative need not give more that ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled, the Grantor also being liable for the reasonable fees and expenses of any attorneys employed by the Secured Party or its Representative to collect such deficiency.

            (b) The Grantor also agrees to pay all reasonable costs of the Secured Party and its Representative, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

            (c) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

            (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Party in the following order of priorities:

            First, to the payment of the costs and expenses of such sale, including, without limitation, all expenses of the Secured Party, its Representative and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Secured Party or its Representative in connection therewith or pursuant to Section 7 hereof;

            Next, to the Secured Party (or, for as long as the Note is pledged to the Agent, to the Agent), in either case for the payment in full of the Obligations; and

            Finally, after payment in full of all the Obligations, to the payment of the Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          9.  Limitation on the Secured Party's Duty in
     Respect of Collateral. Neither the Secured Party nor its Representative shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of either of them or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Secured Party or its Representative shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the Grantor, the Secured Party or its Representative shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

          10. Notices. All notices and other communica-tions provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor, addressed to it at the address of the Grantor specified in the Note, and if to the Secured Party, addressed to it at the address of the Secured Party specified in the Note, in each case, if the Note is then pledged to the Agent, with a copy to the Agent, addressed to it at the address of the Agent specified in the Note or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

          11. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing, approved by the Agent, (if the Note is then pledged to the Agent) and signed by the Secured Party, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

          12. No Waiver; Remedies. (a) No failure on the part of the Secured Party, its Representative or the Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Note.

          (b)  Failure by the Secured Party, its
     Representative or the Agent at any time or times hereafter to require strict performance by the Grantor of any of the provisions, warranties, terms or conditions contained in this Agreement shall not waive, affect or diminish any right of any of the Secured Party, its Representative or the Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Secured Party, its Representative, the Agent, or any agent, officer or employee of the Secured Party, its Representative or the Agent.

          13. Successors and Assigns. This Agreement and all obligations of the Grantor hereunder shall be binding upon the Grantor and its successors and assigns, and shall, together with the rights and remedies of the Secured Party hereunder, be binding upon the Secured Party and its successors and assigns and inure to the benefit of the Secured Party and, while the Note is pledged to the Agent, the Secured Party's Representative, the Agent, the Banks, and their respective successors and assigns.

          14.  Governing Law.  This Agreement shall be
     governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

          15. Waiver of Jury Trial. The Grantor waives any right it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Note or under any other document relating to any of the foregoing.

          16. Further Indemnification. The Grantor agrees to pay, and to save the Secured Party and its Representative harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Colla-teral or in connection with any of the transactions contem-plated by this Agreement.

         17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

         18. Rights of the Representative. Notwithstanding anything to the contrary in this Agreement, for as long as the Note is pledged to the Agent, the Grantor and the Secured Party acknowledge and agree that the Agent shall be the sole Representative of the Secured Party hereunder, with sole right, power and authority to exercise the rights and remedies of the Secured Party under this Agreement, and that during such period the Secured Party shall not have any right, power or authority to exercise any of such rights or remedies independently during such period; provided, however, that any proceeds realized by the Representative as a result of the exercise of such rights and remedies shall be applied as provided in Section 8 hereof. The Secured Party shall execute and deliver (or caused to be executed and delivered) to the Agent all such instruments as the Agent may reasonably request to exercise such rights and remedies as such Representative.

          IN WITNESS WHEREOF, The Grantor and the Secured
     Party have caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                              WESTERN PUBLISHING COMPANY, INC.


                              By:----------------------------------
                                Title:


                              WESTERN PUBLISHING GROUP, INC.


                              By:----------------------------------
                                 Title:


     Accepted and acknowledged by:


     FLEET BANK, as Agent and Representative

     By:-----------------------------------
       Title:

                    [Form of Confidentiality Agreement]

                                        [Date]

                         CONFIDENTIALITY AGREEMENT


[Insert Name and
 Address of Prospective
 Participant or Assignee]


          Re:  Amended and Restated Credit Agreement dated as of
               May 31, 1994 between Western Publishing Group,
               Inc.,
               the banks party thereto, and Fleet Bank, as Agent.

Dear ______________:

          As a Bank party to the above-referenced Amended and Restated Credit Agreement (the "Credit Agreement"), we have agreed with Western Publishing Group, Inc. (the "Company") pursuant to
Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

          As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) for the benefit of the Company who is an intended beneficiary of this Agreement that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent (provided such counsel agrees, for the benefit of the Company to be bound by the terms hereof), (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks is a party; and provided that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement; and provided, further, that, (A) unless specifically prohibited by applicable law or court order, you shall, prior to disclosure thereof pursuant to clause (i) or (v) above, use reasonable efforts to notify the Company of any request for disclosure of any such non-public information (other than any such request in connection with an examination of your financial condition by, or any other regulatory matter involving, such governmental agency) sufficiently in advance of such intended disclosure to enable the Company to seek a protective order and (B) that such disclosure (except pursuant to any such request in connection with an examination of your financial condition by, or any other regulatory matter involving, such governmental agency) shall be limited to that information which your counsel or counsel for any of the Banks or the Agent, as applicable, advises that you, the Bank or the Agent is legally required to disclose.

          Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,



                                        [Insert Name of Bank]



                                        By:-----------------------

                                              Title:

The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]


By:-------------------------

      Title: